ASSET

                               PURCHASE AGREEMENT

                           dated as of April 23, 2001

                                  by and among

                           NAUTICA ENTERPRISES, INC.,

                       EJI ACQUISITION SUBSIDIARY, INC.,

                               BENJAMIN FREIWALD,

                            SUZANNE COSTAS FREIWALD

                                      and

                                EARL JEAN, INC.

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      This  AGREEMENT  (together  with the  Schedules and Exhibits  hereto,  the
"AGREEMENT"), dated as of April 23, 2001, is by and among Nautica Enterprises, Inc., a Delaware corporation ("PARENT"), EJI Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("PURCHASER"),
Benjamin  Freiwald  and  Suzanne  Costas  Freiwald  (each  such  individual,   a
"SHAREHOLDER" and collectively, the "SHAREHOLDERS"), and Earl Jean, Inc., a California corporation (the "COMPANY").


      WHEREAS, the Shareholders together own 100% of outstanding capital stock of the Company (the "COMPANY SHARES");


      WHEREAS,   the  Company  is  engaged  in  the   business   of   designing,
manufacturing, wholesaling and retailing luxury women's jeanswear and related apparel (the "BUSINESS"); and


      WHEREAS, Purchaser desires to purchase the Acquired Assets and the Company desires to sell the Acquired Assets, and the Company desires to assign the Assumed Liabilities and Purchaser desires to assume the Assumed Liabilities, all on and subject to the terms set forth in this Agreement;


      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


      Certain capitalized terms used herein are defined in Exhibit A.



                                    ARTICLE I

                      SALE OF THE ACQUIRED ASSETS; CLOSING

            Section 1.1. PURCHASE AND SALE OF THE ACQUIRED ASSETS. (a) On the Closing Date (as defined in Section 1.2 hereof), subject to the terms set forth in this Agreement, the Company shall sell, convey, transfer, assign and deliver to Purchaser and its successors and assigns, forever, and Purchaser shall purchase and acquire from the Company, all of the Acquired Assets, free and clear of all Encumbrances (other than Permitted Encumbrances (as defined in Section 2.4 hereof)), for the purchase price specified in Section 1.1(b) hereof.

                  (b) The purchase price (the "PURCHASE PRICE") shall equal (i) $45,000,000 in cash in U.S. Dollars, subject to adjustment as provided in
Section 1.4 hereof (as initially so adjusted at the Closing, the "CLOSING CASH CONSIDERATION"), (ii) 1,122,271 shares of Parent's common stock, par value $.10 per share (the "COMMON STOCK") (the "SHARE CONSIDERATION"), (iii) up to an additional $21,000,000 in cash in U.S. Dollars (the "EARN-OUT CONSIDERATION") (the exact amount of which to be determined as provided in Section 1.3 hereof) and (iv) the assumption by the Purchaser of the Assumed Liabilities.

            Section 1.2. CLOSING. (a) Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Acquired Assets (the

"CLOSING")  shall take place at 10:00 a.m.,  local time,  on (i) April 30, 2001,
(ii) such later date no later than June 30, 2001 mutually satisfactory to Purchaser and the Company which is no later than the fifth Business Day after the conditions to the Closing set forth in Sections 6.1 and 6.2 hereof (other than those conditions which require the delivery of any documents or the taking of other action at the Closing) are satisfied, at the offices of Hughes Hubbard & Reed LLP, 350 South Grand Avenue, Los Angeles, California, or (iii) such other date and at such other time or place as may be mutually agreed upon by the parties hereto (the "CLOSING DATE").

                  (b) In addition to the other things required to be done hereby, at the Closing, subject to the terms of this Agreement, the Company or the Shareholders, as the case may be, shall convey and deliver to Purchaser the following: (i) bills of sale and instruments of assignment, in forms reasonably satisfactory to Purchaser, to evidence the transfer to Purchaser of the Acquired Assets in accordance herewith duly executed by the Company; (ii) consents to transfer or assignment of all Contracts that require consents for transfer or assignment, as set forth on Schedule 6.1(b); (iii) certified board and shareholder resolutions evidencing the authority of the Company to consummate the transactions contemplated by this Agreement; (iv) all such other documents and instruments of conveyance as shall, in the reasonable opinion of Purchaser, be necessary to transfer to Purchaser the Acquired Assets in accordance herewith and, where necessary or desirable, in recordable form; (v) good standing certificates requested by Purchaser; (vi) copies of the Employment Agreements duly executed by the Shareholders, as applicable; (vii) copies of the Escrow Agreement (as defined below) duly executed by the Company and each Shareholder; and (viii) if not previously delivered to Purchaser, all other certificates and such other instruments and documents required pursuant hereto to be delivered by or on behalf of each of the Shareholders or the Company, as the case may be, at or prior to the Closing or otherwise required, or reasonably requested by Purchaser, in connection herewith.

                  (c) In addition to the other things required to be done hereby, at the Closing, subject to the terms of this Agreement, Purchaser shall deliver to the Company, (i) an assumption agreement, in form reasonably satisfactory to the Company, to evidence the assumption by Purchaser of the Assumed Liabilities in accordance herewith, duly executed by Purchaser; (ii) certified board resolutions evidencing the authority of Purchaser and Parent to consummate the transactions contemplated by this Agreement; (iii) copies of the Employment Agreements duly executed by Parent and Purchaser; (iv) copies of the Escrow Agreement duly executed by Parent and Purchaser; and (v) if not previously delivered to the Company, all other certificates and such other instruments and documents required pursuant hereto to be delivered by or on behalf of Purchaser or Parent at or prior to the Closing or otherwise required, or reasonably requested by the Company, in connection herewith.

            Section 1.3. PAYMENT. (a) Subject to the terms of this Agreement, at the Closing, Purchaser shall deliver to the Company (i) the Closing Cash
Consideration (less the $1,000,000 thereof which is referred to in Section 1.3(b) hereof), which shall be paid by wire transfer of immediately available funds to a bank account designated in writing by the Company and (ii) (subject to Section 1.3 (f) hereof) a duly executed stock certificate evidencing the issuance to the Company of 1,122,271 shares of Common Stock with the legend referred to in Section 1.6 hereof.

                  (b) Subject to the terms of this Agreement, at the Closing, Purchaser shall deliver $1,000,000 of the Closing Cash Consideration into escrow to be disbursed pursuant to the terms of an escrow agreement in substantially the form set forth in Exhibit B (the "ESCROW AGREEMENT").

                  (c)

                        (i) ANNUAL EARN-OUT PAYMENTS. For each of the 10 consecutive fiscal years of Purchaser (which shall be the retail calendar fiscal years ending in March), commencing with the Purchaser's fiscal year ending March 1, 2003 (after resolution of disputes, if any, pursuant to 1.3(c)(iv) below), Parent, on behalf of Purchaser, shall deliver to the Company (by wire transfer of immediately available funds to a bank account designated in writing by the Company) an amount (subject to set-off for claims hereunder) equal to 8% of the amount, if any, by which the Final Division Net Revenue for the immediately preceding fiscal year of the Purchaser exceeds $45,000,000.

                        (ii) CHANGE OF CONTROL PAYMENTS. In addition to the foregoing, in the event of a Change of Control prior to the third anniversary of the Closing Date, Parent, on behalf of Purchaser, shall promptly after the occurrence of the Change of Control deliver to the Company (by wire transfer of immediately funds to a bank account designated in writing by the Company) an amount equal to $21,000,000 minus any amount paid prior thereto pursuant to Section 1.3(c)(i);

            PROVIDED, HOWEVER, a payment pursuant to a Change of Control shall be payable only if:

            (a) in the event that the Change of Control occurs after March 2, 2002, the Division Net Revenues (which shall include the net revenues of the Company for the period from March 4, 2001 through the Closing Date, calculated in the same manner as the Division Net Revenues in the event the Change of Control occurs during the fiscal year ending March 1, 2003) in the immediately preceding fiscal year exceeded $45,000,000 and

            (b) neither the Company nor any Shareholder is in material breach of this Agreement.

                        (iii) MAXIMUM PAYMENT.  Notwithstanding  anything to the
            contrary contained herein, the total amount to be paid pursuant to this Section 1.3(c) shall not exceed $21,000,000.

                        (iv) CALCULATION OF ANNUAL EARN-OUT  PAYMENTS.  Promptly
            following the end of each such fiscal year, unless the maximum amount of Earn-Out Consideration has theretofore been paid, Purchaser shall deliver to the Company its calculation of Division Net Revenue, and a copy of all workpapers and other books and records utilized in Purchaser's calculation of Division Net Revenue for such fiscal year shall be made available to the Company. The Company will notify Purchaser in writing (the "EARN-OUT DISPUTE

            NOTICE") within 30 days after receiving Purchaser's calculation of Division Net Revenue if the Company disagrees with Purchaser's calculation of Division Net Revenue, which notice shall set forth in reasonable detail the basis for such disagreement, the dollar amounts involved and the Company's calculation of Division Net Revenue. Purchaser will give the Company and its representatives reasonable access during the normal business hours of Purchaser to the personnel, books and records of the Business to assist the Company in the preparation of the Earn-Out Dispute Notice. If no Earn-Out Dispute Notice is received by Purchaser within such 30-day period, Purchaser's calculation of Division Net Revenue shall be final and binding upon the parties hereto. Upon receipt by Purchaser of the Earn-Out Dispute Notice, the Company and Purchaser shall negotiate in good faith to resolve any disagreement with respect to Division Net Revenue. To the extent Purchaser and the Company are unable to agree within 30 days after receipt by Purchaser of the Earn-Out Dispute Notice, Purchaser and the Company shall promptly select a mutually acceptable nationally recognized accounting firm with no material relationship to Purchaser, the Company or the Shareholders and submit their dispute to such accounting firm for a binding resolution. Division Net Revenue as agreed upon by the Company and Purchaser, as deemed agreed upon pursuant to this
            Section 1.3(c) or as determined by such accounting firm, in accordance herewith, shall be termed the "FINAL DIVISION NET REVENUE". The fees and expenses of such accounting firm shall be paid by the party hereto whose determination of Division Net Revenue as initially submitted to such accounting firm is furthest away from the Final Division Net Revenue.

                  (d) Notwithstanding anything to the contrary contained herein, Purchaser and Parent reserve the right, at any time, to voluntarily wind down, dissolve, shut down, liquidate, or file bankruptcy with respect to the Business or the Acquired Assets if they deem, in good faith, such winding down, dissolution, shut down, liquidation, or bankruptcy filing to be a commercially reasonable action under the applicable circumstances (such events being individually referred to as a "PERMITTED TERMINATION"). Without limiting other situations in which Purchaser and Parent may be deemed to have taken commercially reasonable actions, the parties hereto agree that it would be a commercially reasonable action to wind down, dissolve, shut down, liquidate, or file bankruptcy with respect to the Business or the Acquired Assets if either the cash flow from operations of the Business for any 12-month period, determined in accordance with GAAP, is negative, or if the Purchaser is unable to pay the obligations relating to the Business as they become due. From and after the occurrence of any Permitted Termination, Purchaser shall not be required to make any further payments to the Company. Parent shall not be required to contribute or lend (or cause to be contributed or loaned) to the Purchaser any funds or to make (or cause to be made) any capital contributions to the Purchaser for use in the Business. Purchaser and Parent also reserve the right at any time to sell the Business or any or all of the Acquired Assets.

                  (e) So long as the Shareholders are employed by Purchaser during the Earn-Out Period, the Shareholders shall be entitled to submit and personally present a proposed budget for the Business to the board of directors of Parent, for its consideration, between the 120th day and 90th day prior to the beginning of each fiscal year of Purchaser; the board of directors of Parent will be entitled to accept, reject or modify that proposed budget in its reasonable discretion.

                  (f) If Parent,  at any time between the date of this Agreement and the Closing Date, (i) subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares, the number of the shares issuable to the Company at the Closing shall be proportionately increased, or (ii) combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of the shares issuable to the Company at the Closing shall be proportionately reduced.

            Section 1.4 CLOSING WORKING CAPITAL ADJUSTMENT. (a) At least five Business Days prior to the Closing Date, the Company shall deliver to Purchaser its good faith written estimate of the Closing Working Capital, which Purchaser shall have the right to approve (the "ESTIMATED CLOSING WORKING CAPITAL"). The Company shall make available to Purchaser all workpapers and other books and records utilized in preparing the Estimated Closing Working Capital and shall make available to Purchaser the appropriate personnel involved in the preparation of such estimate. If the Estimated Closing Working Capital is less than the greater of (i) $4,659,987 or (ii) the net working capital, excluding cash and payables to Shareholders, as shown on the audited balance sheet of the Company as of December 31, 2000 referred to in Section 5.5 (the "TARGET WORKING CAPITAL"), the Closing Cash Consideration shall be decreased by the amount of such deficiency (the "DEFICIENCY"). In all other cases, there shall be no adjustment of the Closing Cash Consideration at the Closing.

                  (b) As promptly as practicable, but in no event later than 90 days, after the Closing Date, Purchaser shall notify the Company in writing of its determination of Closing Working Capital ("PURCHASER'S CLOSING SCHEDULE"), which determination shall set forth in reasonable detail Purchaser's calculation of Closing Working Capital. Purchaser's Closing Schedule shall also set forth, and explain, in reasonable detail, any differences between Purchaser's calculation of Closing Working Capital and the Estimated Closing Working Capital. A copy of all workpapers and other books and records utilized in the preparation of Purchaser's Closing Schedule shall be made available to the Company at such time. The Company will notify Purchaser in writing (the "WORKING CAPITAL DISPUTE NOTICE") within 30 days after receiving Purchaser's Closing
Schedule if the Company disagrees with Purchaser's calculation of the Closing Working Capital as set forth in Purchaser's Closing Schedule, which notice shall set forth in reasonable detail the basis for such disagreement, the dollar amounts involved and the Company's calculation of the Closing Working Capital. Purchaser will give the Company and its representatives reasonable access during the normal business hours of Purchaser to the personnel, books and records of the Business to assist the Company in the preparation of the Working Capital Dispute Notice. If no Working Capital Dispute Notice is received by Purchaser within such 30-day period, Purchaser's calculation of Closing Working Capital as set forth in Purchaser's Closing Schedule shall be final and binding upon the parties hereto.

                  (c) Upon receipt by Purchaser of the Working Capital Dispute Notice, the Company and Purchaser shall negotiate in good faith to resolve any disagreement with respect to Closing Working Capital set forth in the Working Capital Dispute Notice. To the extent Purchaser and the Company are unable to agree with respect to Closing Working Capital within 30 days after receipt by

Purchaser of the Working Capital Dispute Notice, Purchaser and the Company shall promptly select a mutually acceptable nationally recognized accounting firm with no material relationship to Purchaser, the Company or the Shareholders and submit their dispute to such accounting firm for a binding resolution. Closing Working Capital as agreed upon by the Company and Purchaser, as deemed agreed upon pursuant to the last sentence of Section 1.4(b) or as determined by such accounting firm, in accordance herewith, shall be termed the "FINAL CLOSING WORKING CAPITAL". The fees and expenses of such accounting firm shall be paid by the party hereto whose determination of Closing Working Capital as initially submitted to such accounting firm is furthest away from the Final Closing Working Capital.

                  (d) If the Final Closing Working Capital is greater than the Estimated Closing Working Capital, Parent shall, on behalf of Purchaser, pay to the Company the lesser of (i) the excess of the Final Closing Working Capital over the Estimated Closing Working Capital or (ii) the Deficiency. If the Final Closing Working Capital is less than the Estimated Closing Working Capital, Company shall pay to Purchaser the lesser of (i) the excess of the Estimated Working Capital over the Final Working Capital or (ii) the excess of the Target Working Capital over the Final Working Capital. If any payment is required to be made under this Section 1.4(d), the payor shall also pay interest on the amount of such payment for the period from the Closing Date through (but excluding) the date of such payment at the Prime Rate.

                  (e) The payment to be made pursuant to Section 1.4(d) shall be made by wire transfer of immediately available funds to a bank account designated by the Company or Purchaser, as the case may be, to the other party within five business days after the Final Closing Working Capital becomes final and binding on the parties hereto.

            Section 1.5. ASSUMPTION OF ASSUMED LIABILITIES. (a) Subject to the terms of this Agreement, at the Closing, Purchaser shall assume the Company's liabilities and obligations (i) under the Contracts (other than Excluded Contracts (as defined below)) listed on Schedule 2.16 hereto arising exclusively from, and accruing exclusively with respect to, the period after the Closing,
(ii) that constitute current liabilities incurred in the ordinary course of business of the type set forth as current liabilities in the Base Unaudited
Financial  Statements  (as defined  below) and (iii) to the customers  listed on
Schedule 1.5 hereto for returns to the extent consistent with the Company's current return policies and procedures (a copy of which is attached hereto as Schedule 1.5(a)) ("RETURN LIABILITIES") (the "ASSUMED LIABILITIES").

                  (b) Notwithstanding anything to the contrary contained herein, Purchaser shall not assume or be bound by or be obligated or responsible for any duties, responsibilities, commitments, expenses, obligations or liabilities of the Company or relating to the Acquired Assets or the Business (or which may be asserted against or imposed upon Purchaser as a successor or transferee of the Company or as an acquirer of the Acquired Assets or the Business or otherwise as a matter of law) of any kind or nature (fixed or contingent, known or unknown, warranties, obligations or claims) (collectively, the "NON-ASSUMED LIABILITIES"), other than the Assumed Liabilities. Without limitation of the foregoing, all of the following shall be considered Non-Assumed Liabilities for the purposes of this Agreement:

                  (i) any liability or obligation arising out of any Contract that (A) subject to Section 1.7 hereof, was not capable of being assigned to Purchaser as of the Closing until such time that such Contract has effectively been assigned, or the benefits thereof made available, to Purchaser, (B) is required by the terms thereof to be discharged on or prior to the Closing, (C) relates to or arises out of a breach or default by the Company on or prior to the Closing (including any event occurring at or prior to the Closing that with the lapse of time or the giving of notice, or both, would become a breach or default) under any Contract or to any products or services provided or to be provided by the Company under any such Contract arising out of or relating to any time on or prior to the Closing Date or (D) is specified on Schedule 1.5(b) hereto (the "EXCLUDED CONTRACTS");

                  (ii) any liability or obligation for returns to customers other than Return Liabilities;

                  (iii) any liability for Taxes;

                  (iv) any liability or obligation arising (whether arising before or after the Closing) under or with respect to any Benefit Plan (as defined in Section 2.7(b) hereof) or any other compensation or employee benefit plan, policy or arrangement or collective bargaining agreement maintained, contributed to or entered into at any time by the Company or any of its Affiliates or with respect to the employment of any Employee, agent or independent contractor by the Company or any of its Affiliates (whether or not employed by Purchaser after the Closing), including any liability or obligation with respect to workers compensation, unemployment insurance premiums or any claims arising under any federal, state or local tax withholding, employment, labor or discrimination Laws, except in connection with any assumed Contract hereunder;

                  (v) any liability or obligation relating to the operation of the Company prior to the Closing arising by operation of law under any common law or statutory doctrine (including successor liability or de facto merger), other than Return Liabilities;

                  (vi) any liability or obligation in respect of the Excluded Assets; and

                  (vii) any liabilities to employees or others under any provisions relating to changes of control or the like.

                  (c) The Company hereby irrevocably waives and releases, and has caused its Affiliates to waive and release, Purchaser from all Non-Assumed Liabilities, including any liabilities or obligations created or which arise by statute or common law.

            Section 1.6. STOCK LEGEND; TRANSFER.

                  (a) The Company  acknowledges and agrees that the Common Stock acquired by it pursuant to this Agreement may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, and that it will not directly or indirectly offer or sell any of such Common Stock, other than in compliance with the Securities Act of 1933 and all other applicable state or foreign securities Laws. In addition, without the prior written consent of Parent, the Company shall not, except as contemplated by Section 7.1(a), directly or indirectly, offer, sell, solicit an offer to buy, make any short sale, pledge, grant any option to purchase, contract to sell, or otherwise dispose of or transfer any such sale, pledge, grant any option to purchase, contract to sell, or otherwise dispose of or transfer any such shares of Common Stock or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of such Common Stock (including, without limitation, by way of equity swap, hedging, or any other form of derivative transaction) (any of the foregoing, a "TRANSFER"), in each case for a period of one year from the Closing Date; PROVIDED, HOWEVER, that (i) the Company may Transfer any of such shares of Common Stock as a bona fide gift or to any person who, at or prior to the time of such Transfer, has executed and delivered to Parent an agreement to the foregoing effect, (ii) the Company may hedge up to (but no more than) 561,135 shares of such Common Stock during such period so long as such hedging will not violate any Law or adversely affect the exemption from registration under the Securities Act of 1933 of the Company's acquisition of such shares and (iii) the Company may distribute any or all of the shares of Common Stock to the Shareholders at any time, provided such distribution is exempt from the registration requirements of the Securities Act of 1933. Parent may, with respect to any such shares, cause its transfer agent to note, during the above period, stop transfer instructions with respect to such shares.

                  (b) The Company agrees that the Common Stock delivered pursuant to this Agreement will contain the following legend:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, as amended, any successor Law, THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES AND ITS TERRITORIES, POSSESSIONS OR THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NAUTICA ENTERPRISES,
INC. IS RECEIVED STATING THAT SUCH TRANSACTION IS NOT SUBJECT TO THE REGISTRATION AND/OR PROSPECTUS DELIVERY REQUIREMENTS OF ANY SUCH JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT NAUTICA ENTERPRISES, INC. MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY SECTION 4(2) THEREUNDER.

            Section 1.7. CONSENT OF THIRD PARTIES. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any of the Contracts or Permits or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third Person, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Purchaser thereunder. The Company will use its reasonable best efforts to obtain the consent of any such Person for the assignment to Purchaser of any such Contract or Permit. If such consent is not obtained prior to the Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Company thereunder so that Purchaser would not in fact receive all such rights, the Company and Purchaser will cooperate in a mutually agreeable arrangement under which Purchaser would obtain the benefits and assume the obligations thereunder (but only to the extent such obligations would have constituted Assumed Liabilities if such assignment occurred on the Closing Date) from and after the Closing Date in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Purchaser, or under which the Company would enforce for the benefit of Purchaser, with Purchaser assuming the Company's obligations to the same extent as if it would have constituted an Assumed Liability and any and all rights of the Company against a third Person thereto. The Company will pay promptly to Purchaser when received all monies received by the Company after the Closing Date under any of the Contracts or any claim or right or any benefit arising thereunder to the extent that Purchaser would be entitled thereto pursuant hereto.

            Section 1.8. ALLOCATION OF CONSIDERATION. Purchaser and the Company shall use their reasonable best efforts to agree on the allocation of the Purchase Price among the Acquired Assets. If the parties hereto fail to agree to such allocation within 30 days after the Closing, the allocation shall be determined by an appraisal firm selected by Purchaser and reasonably acceptable to the Company; the fees and expenses of such appraisal firm shall be shared equally by the Company and Purchaser. The parties hereto covenant and agree that the allocation of the Purchase Price as agreed upon by the parties or determined by the appraisal firm (the "ALLOCATION") shall be conclusive and final for all purposes of this Agreement. Purchaser and the Company shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement (which for purposes of this Agreement includes the Escrow Agreement and the other instruments and documents contemplated hereby) in a manner consistent with the Allocation and cooperate in the preparation and filing of Form 8594 under Section 1060 of the Code (or any successor form or successor provision of any future tax law, or any comparable provisions of state, or local tax law), with their respective federal, state and local income tax returns for the taxable year that includes the Closing Date.


                                   ARTICLE II

       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANY

      Each of the Shareholders and the Company hereby jointly and severally represents and warrants to and for the benefit of Purchaser and Parent as follows:


            Section 2.1. AUTHORIZATION; INCORPORATION; ETC. (a) The Company has full requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by the Company, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by the Company. The execution, delivery and performance by the Company of this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with or result in the breach of any provision of the Articles of Incorporation or by-laws of the Company, (ii) except as set forth on Schedule 2.1(a) hereto, (whether after the giving of notice or lapse of time or both) violate or conflict with any provision of, or result in the modification, cancellation, termination or acceleration of, any obligation under, or result in the imposition or creation of any Encumbrances upon the Company or the Acquired Assets pursuant to any agreement or contract by which the Company or the Acquired Assets is bound, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect, or (iii) violate or conflict with any Legal Requirement applicable to the Company or the Acquired Assets to which the Company is subject, or by which the Business or any of the Acquired Assets may be bound or affected, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect. This Agreement has been, and the other instruments and documents contemplated hereby to be executed and delivered by the Company at the Closing will, at the Closing, have been, duly executed and delivered by the Company, and constitute (or will constitute at the Closing, as applicable) legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

                  (b) The Company (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of California, (ii) has all requisite corporate power and authority to own and operate the Acquired Assets and conduct the Business as they are now being operated and conducted, (iii) is in good standing and is duly qualified to transact business in each jurisdiction in which the Company's ownership or use of the Acquired Assets or the conduct of the Business requires it to be so qualified, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect. The Company has previously delivered or made available to Purchaser true and correct copies of the Articles of Incorporation and the by-laws of the Company and all amendments thereto. The Company has no Subsidiaries or any investments in, or joint venture arrangements with, any other Person.

            Section 2.2. ABSENCE OF LITIGATION. There is no Action pending or, to the Knowledge of the Company, threatened against the Company, at law or in equity, before or by any court, arbitrator, panel or other Government Authority. The Company is not currently operating under or subject to any order, award, stipulation, judgment, writ, decree, determination or injunction of any arbitrator or Government Authority. There is not pending against the Company any Action (i) seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by Purchaser of any portion of the Acquired Assets, or (iii) which otherwise could reasonably individually or in the aggregate be expected to have a Material Adverse Effect.

            Section 2.3. COMPLIANCE WITH LAWS; PERMITS; CONSENTS.

                  (a) The Company is in compliance with all applicable Laws, except for such non-compliance as would not individually or in the aggregate reasonably be likely to have a Material Adverse Effect.

                  (b) The Company owns, or has full rights under, all franchises, licenses, permits, consents, approvals and authorizations of any Government Authority which are necessary for the conduct of the Business as currently conducted, all of which are listed on Schedule 2.3(b) hereto. Each of the foregoing is in full force and effect, and the Company is in compliance with all of its obligations with respect thereto, and no event has occurred which permits, or upon the giving of notice or lapse of time or otherwise would permit, revocation or early termination of any of the foregoing, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

                  (c) Except as set forth in Schedule 2.3(c) hereto, no filing, consent, waiver, approval or authorization of any Government Authority or of any third party is required to be made or obtained on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

            Section 2.4. ACQUIRED ASSETS; TITLE. (a) Schedule 2.4(a) hereto contains descriptions of all items of tangible personal property of every kind or description owned by the Company having a current net book value in excess of $25,000.

                  (b) Schedule 2.4(b) hereto contains a description of all real property owned or leased by the Company and a description of the principal terms of all such leases.

                  (c) Except for the Excluded Assets, the Acquired Assets (including any assets, properties and rights subject to any Contract included in the Acquired Assets) constitute all the assets, properties and rights owned, used, or held for use in connection with, or that are otherwise related to or required for the conduct of, the Business as currently conducted or contemplated to be conducted by the Company on the date of this Agreement. The Company has good and marketable title to, or holds by valid and existing leases or licenses for, all of the Acquired Assets free and clear of all Encumbrances, except for
(i) liens for Taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty, (ii) the title and other interests of lessor under a capital or operating lease or of a licensor under a license or royalty agreement, (iii) Encumbrances arising by or through Purchaser, (iv) Encumbrances listed on Schedule 2.4(c) hereto and (v) such minor imperfections in title as do not detract in any material respect from the value or utility of the subject property in the operation of the Business (collectively, "PERMITTED ENCUMBRANCES"). The Company has not signed any financing statement under the UCC or any security agreement authorizing any secured party thereunder to file any such financing statement with respect to any of the Acquired Assets that are owned by the Company. At the Closing, the Company will convey to Purchaser good and marketable title to all of the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances. The tangible assets (a) included in the Acquired Assets or (b) subject to any Contract included in the Acquired Assets, are in good operating condition and repair, reasonable wear and tear excepted.

            Section 2.5. INTELLECTUAL PROPERTY. (a) Schedule 2.5 hereto contains a true, accurate and complete list of all patents, trademarks, trade names and trade dress, whether or not registered, and trade secrets, service marks and copyrights, and corresponding registrations and applications for registrations thereof, worldwide, which are now owned, used or held for use by the Company. The Company has sole and exclusive beneficial and record ownership and legal title of all Intellectual Property set forth on Schedule 2.5 as being owned by the Company, free and clear of Encumbrances (including any rights or claims of present or former employees, consultants, officers and directors of the Company or any other Persons), except Permitted Encumbrances, and of any obligations to pay royalties or other remuneration to any Person. Schedule 2.5(a) hereto further sets forth a true, accurate and complete list of all Outstanding IP Licenses, identifying the other parties thereto and the subject matter and date thereof, any royalty or other payment obligations, the term thereof, and any exclusivity obligations. No Outstanding IP License requires any payment of any nature, cash or non-cash, or approval from, any past or present officer, director, shareholder or Affiliate of the Company.

                  (b) Except as set forth in Schedule 2.5(b) hereto, or as do not individually or in the aggregate have a Material Adverse Effect, (i) the Company has sufficient title, ownership or IP Licenses of Intellectual Property (whether or not listed in Schedule 2.5 hereto or 2.5(a)) necessary for its business as now conducted without any conflict with or infringement of the rights of others, and (ii) such rights will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (c) Except as set forth in Schedule 2.5(c) hereto, or as do not individually or in the aggregate have a Material Adverse Effect, (i) the Company has not been nor is now interfering with, infringing upon, misappropriating, or otherwise in conflict with or violating any Intellectual Property Rights of other Persons, (ii) the Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the Intellectual Property Rights of any other Person and (iii) to the Knowledge of the Company, there is no basis for the making of any such allegation.

                  (d) There is not pending, nor to the Knowledge of the Company, has there been threatened, any Action to contest, oppose, cancel or otherwise challenge the validity, ownership or enforceability of any of the Company's Intellectual Property.

                  (e) To the  Knowledge of the  Company,  except as set forth in
Schedule 2.5(e), no Person is infringing any of the Company's Intellectual Property, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

                  (f) To the  Knowledge  of the Company,  none of the  Company's employees is obligated under any contract (including IP Licenses, Licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any Government Authority, that would interfere with the use of the best efforts of such employee to promote the interests of the Company or that would conflict with the Company's business as currently conducted. To the Knowledge of the Company, none of its consultants is obligated under any contract (including IP Licenses, Licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any Government Authority, that would interfere with such consultant's performance of its contractual obligations or other currently contemplated duties to the Company. Neither the execution nor delivery of this Agreement or the consummation of the transactions contemplated hereby, nor the carrying on of the Business by the employees of and the consultants to the Company, nor the conduct of the Business, will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Law, contract, covenant or instrument to or under which any of such employees or consultants is now subject to or obligated. To the Knowledge of the Company, it will not be necessary to utilize any inventions of any of its employees or consultants (or Persons it currently intends to hire or retain as consultants) made prior to their employment or engagement by the Company.

                  (g) Schedule 2.5(g) hereto sets forth a complete list of all Domain Names now used by the Company. All such Domain Names are currently registered and in good standing, and the Company is shown on the records of the registrar thereof as the sole owner thereof. The Company has not received notice or communication stating that any Person is challenging the right of the Company to use any such Domain Name.

                  (h) All Software which has been used and which is now being used by the Company has and is being used in compliance with all applicable IP License requirements, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

            Section 2.6. CUSTOMERS AND SUPPLIERS. (a) Schedule 2.6(a) hereto sets forth a list of eachcustomer of the Company which accounted for more than 5% of the net sales of the Company in any of the calendar years 1999 or 2000.

                  (b) Schedule 2.6(b) lists the top 10 suppliers and vendors of goods to the Company during the period from January 1, 2000 to December 31, 2000 (based on invoice price) and the value of goods supplied to the Company in such period (based on invoice price). To the Company's Knowledge, no event, occurrence, or fact has occurred which would lead it to believe that any of such suppliers or vendors will not continue to supply the current level and type of goods currently being provided to the Company on similar terms and conditions.

            Section 2.7. LABOR; EMPLOYEE BENEFITS. (a) Schedule 2.7(a) hereto sets forth a complete and correct list of the name, job title, base salary or wage rate and bonus entitlement of each of the Company's current Employees and whether or not each such Employee is actively at work and, if not, the reason that such Employee is not actively at work.

                  (b) Schedule 2.7(b) hereto sets forth a complete and correct list of (i) each "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) each other employee benefit plan, arrangement or policy, including without limitation, any stock option, stock purchase, stock award, deferred compensation, profit sharing, incentive compensation, bonus, health, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance pay, employee loan, educational assistance plan, policy or arrangement, and (iii) any employment, indemnification, consulting or severance agreement, whether or not written, which, in the case of clauses (i),
(ii) or (iii), is sponsored or maintained by the Company or any of its Affiliates, or to which the Company or any of its Affiliates contributes or is required to contribute on behalf of current or former Employees, directors or consultants of the Company or their beneficiaries or dependents ("BENEFIT PLANS").

                  (c) Prior to the date of this Agreement, the Company has delivered to Purchaser complete and correct copies of (i) with respect to each Benefit Plan, (A) the plan document, including any amendments (or a written description of any unwritten plan) and (B) any summary plan description; and
(ii) any employee handbook, administrative or personnel manual applicable to Employees.

                  (d) There is currently no audit or investigation by any Government Authority or any claim (other than routine claims for benefits in the ordinary course), action, suit or proceeding against or involving any Benefit Plan.

                  (e) Each Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any other similar Legal Requirements providing for continuation coverage.

                  (f) No event has occurred and no condition exists with respect to any Benefit Plan, any employee benefit plan maintained by an ERISA Affiliate of the Company or any employee benefit plan previously maintained by the Company or any of its ERISA Affiliates which could subject Purchaser, or any of its officers, directors, employees, agents or Affiliates, directly or indirectly to any tax, penalty, fine or other liability.

                  (g) All contributions and premium payments required to have been paid under or with respect to any Benefit Plan have been timely paid.

                  (h) No Employees are represented by a union or other labor organization or association, and to the Knowledge of the Company, no such organizing efforts are now being conducted with respect to the Employees. The Company has not, at any time during the preceding three years, had a strike, work stoppage or work slowdown, nor, to the Knowledge of the Company, is any such action threatened. The Company is not involved in nor, to the Knowledge of the Company, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving the Employees.

            Section 2.8. NO BROKERAGE. Except for The Sage Group, whose fees shall be the sole responsibility of the Shareholders, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the other documents contemplated by this transaction or the transactions contemplated hereby or thereby based upon any agreements, written or oral, made by or on behalf of the Company or the Shareholders.

            Section 2.9. ENVIRONMENTAL MATTERS. Except for such exceptions as would not individually or in the aggregate have a Material Adverse Effect, (a) the Company has complied with and is currently in compliance with the provisions of all applicable Environmental Laws; (b) the Company has not released any Hazardous Materials into the environment at, on or from any real property owned, used or leased by the Company in violation of any Environmental Laws; and (c) there are no acts or omissions by the Company that are reasonably likely to give rise to Losses under Environmental Laws.

            Section 2.10. ACCESS TO INFORMATION. The Shareholders and senior management of the Company (i) have had an opportunity to discuss Parent's business, management and financial affairs with Parent's management and to conduct a complete business, legal and technical due diligence to their satisfaction and (ii) have sufficient knowledge and experience in investing in companies similar to Parent's so as to be able to evaluate the risks and merits of an investment in Purchaser.

            Section 2.11. SECURITIES ACT OF 1933 MATTERS. The Company is acquiring the Common Stock under this Agreement for its own account and not with a view to any distribution thereof in violation of the Securities Act of 1933 or any state securities Laws. The Company acknowledges and agrees that the Common Stock acquired by it pursuant to this Agreement has not been and will not be registered under the Securities Act of 1933 (or any state or foreign securities
Laws),  except to the extent  such  registration  may be  effected  pursuant  to
Article VII hereof, and may not be reoffered, sold, assigned, transferred, pledged, encumbered, or otherwise disposed of in the absence of such registration or unless an opinion of counsel reasonably satisfactory to Purchaser is received stating that such transaction is not subject to the registration and/or prospectus delivery requirements of any applicable jurisdiction.

            Section 2.12. FINANCIAL STATEMENTS.  (a) Attached hereto as Schedule
2.12 are true and complete copies of (i) unaudited balance sheets of the Company as of December 31, 1999 and December 31, 2000 and the related unaudited statements of income and cash flows for the Company for the years then ended
(the "BASE UNAUDITED FINANCIAL STATEMENTS"), and (ii) the unaudited balance sheet of the Company as of March 31, 2000, and the related unaudited statement of income and cash flows for the Company for the three-month period then ended. The foregoing financial statements are collectively referred to as the "FINANCIAL STATEMENTS".

                  (b) The  Financial  Statements  (which,  for  purposes of this
Section 2.12(b),  shall include the financial  statements referred to in Section
5.5 hereof) are in accordance with the books and records of the Company in all material respects. Except as set forth on Schedule 2.12(b) hereto, the Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects, in accordance with GAAP, the financial position and results of operations of the Company as of the dates and for the periods indicated.

            Section  2.13.  ABSENCE OF CERTAIN  CHANGES.  Except as set forth on
Schedule 2.13 hereto, since December 31, 2000, the Company has conducted its business only in the ordinary course of business consistent with past practices and there has been no:

                  (a) event or occurrence that individually or in the aggregate has caused or is reasonably likely to cause a Material Adverse Effect;

                  (b)  physical  damage,   destruction  or  loss  in  an  amount
exceeding $50,000 in the aggregate affecting the Acquired Assets which is not covered by insurance or remedied within 30 days;

                  (c) increase in compensation payable or to become payable to any employee, independent contractor, consultant or director of the Company, or any bonus payment made or promised to any employee, independent contractor, consultant or director of the Company, or any material change in personnel policies, insurance benefits, Benefit Plans or other compensation arrangements affecting the employees, independent contractors, consultants or directors of the Company (other than increases in wages and salaries or bonus payments made in the ordinary course of business);

                  (d) waiver of any rights by the Company under any Contract which waiver could have a Material Adverse Effect on the Company;

                  (e) mortgage, pledge or subjection to any Encumbrance (other than Permitted Encumbrances) of any of the Acquired Assets;

                  (f) sale or transfer of the Acquired Assets (including Intellectual Property) except, in each case, in the ordinary course of business and consistent with past practice;

                  (g) change in any method of accounting or accounting practice or tax calculating or tax reporting methods or practice except as required by GAAP and applicable Law as in effect from time to time;

                  (h) entrance into any material transaction other than in the ordinary course of business and consistent with past practice;

                  (i) any labor union organizing activity, any actual or threatened employee strikes, work stoppages, slow-downs or other labor disputes or disturbances or any adverse change in relations with employees;

                  (j) material tax election or change in tax accounting by the Company;

                  (k) except for dividends payable solely in cash, the declaration or payment of any dividend or other distribution by the Company in respect of any of its capital stock or the redemption by the Company of any of its capital stock; or

                  (l) any authorization, approval, agreement or commitment to do any of the foregoing.

            Section 2.14. TAXES. (a) The Company has timely filed all material Returns which are required to be filed by it, which returns and reports are true, correct and complete in all material respects, and paid all Taxes that are shown as due pursuant to such Returns.

                  (b) There are no material actions or suits now pending, nor, to the Knowledge of the Company or the Shareholders, except as set forth on
Schedule 2.14, are there any material actions, suits, proceedings, investigations or claims pending or proposed against the Company, nor are there any pending audits by, the IRS or other Government Authority relating to any Taxes or assessments, or any claims or deficiencies asserted with respect thereto, that could result in a lien on the Acquired Assets.

                  (c) The Company has complied with all applicable Laws, rules and regulations with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and paid over to the proper taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

                  (d) The Company is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder and will provide certification to that effect to Purchaser at the Closing.

                  (e) The Company is, and has been since December 1, 1998, an S corporation as defined in Section 1361(a) of the Code and the Company has delivered to Purchaser a copy of its IRS Form 2553 which was timely filed with the Internal Revenue Service. The Company has not received any correspondence from the Internal Revenue Service regarding the Company's status as an S corporation nor is the Company aware of any facts that would make the Company ineligible to be an S corporation.

            Section 2.15. INSURANCE. Schedule 2.15 hereto lists all insurance policies owned or held by the Company. Such policies afford coverage to the Company and its Employees, the Acquired Assets and the Business in amounts and against all risks normally insured against by Persons possessing similar assets or operating similar businesses in similar locations. All such policies are in full force and effect, all premiums with respect thereto have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy.

          Section 2.16. CONTRACTS. (a) Schedule 2.16 hereto sets forth a list of all written, and a description of all oral, contracts, agreements and understandings to which the Company is a party. True and complete copies of all written, and accurate summaries of all oral, Contracts listed on Schedule 2.16 hereto have been provided to Purchaser prior to the date of this Agreement. With such exceptions as would not individually or in the aggregate have a Material Adverse Effect:

                  (i) All of the Contracts are valid and binding on and enforceable against the Company in accordance with their terms and, to the Knowledge of the Company, on and against the other parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting the enforcement of creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court of competent jurisdiction;

                  (ii) Neither the Company nor, to the Knowledge of the Company, any other party to any Contract, is in breach or default under any Contract;

                  (iii) The Company has not waived any right under any Contract;

                  (iv) No event has occurred that, with the giving of notice or the lapse of time or both, would constitute a breach or default under any Contract; and

                  (v) There are no unresolved disputes under any of the Contracts.

                  (b) There are no contracts or agreements to which either of the Shareholders or the Company is a party or under which either of the Shareholders or the Company or the Acquired Assets are in any way bound that in any way excludes or restricts the Company, or would exclude or restrict
Purchaser or any of its Affiliates upon consummation of the transactions contemplated hereby, from competing in any geographic area.

            Section 2.17. TRANSACTIONS WITH AFFILIATES. Schedule 2.17 hereto sets forth a complete and accurate (a) list of all contracts, agreements, leases, arrangements, understandings, or commitments to which the Shareholders, or any Associates or Relatives (the "INSIDERS"), on the one hand, and the Company, on the other hand, is a party and (b) description of all transactions which are not the subject of the agreements described in clause (a) above (the "INSIDER TRANSACTIONS") between the Company, on one hand, and any Insider, on the other hand, that have occurred since December 31, 1999.

            Section 2.18. OSHA MATTERS. The Company is in compliance with the requirements of the Occupational Safety and Health Act and the regulations promulgated thereunder and any similar Laws or regulations of any state or local jurisdiction ("OSHA"), except for such noncompliance as would not individually or in the aggregate have a Material Adverse Effect. The Company has not received any citation from the Occupational Safety and Health Administration or any comparable administration of any state or local jurisdiction (an "ADMINISTRATION") or any Administration inspector setting forth any respect in which the facilities or operations of the Company are not in compliance with OSHA, or the regulations under such act, which non-compliance has not been corrected or remedied to the satisfaction of such Administration or inspector.
Schedule 2.18 hereto sets forth a list of all citations heretofore issued to the Company under OSHA and correspondence from and to such Administration and any Administration inspectors during the past five years.

            Section 2.19 FULL DISCLOSURE. Neither the Company nor either Shareholder is aware of any facts pertaining to the Company or the Business which could reasonably be expected to have a Material Adverse Effect and which have not been disclosed in this Agreement, the Schedules hereto or the Financial Statements.


                                   ARTICLE III

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                           OF EACH OF THE SHAREHOLDERS

      Each of the Shareholders hereby represents and warrants to and for the benefit of Purchaser and Parent as follows:


            Section 3.1. AUTHORIZATION, ENFORCEABILITY. Such Shareholder has full power and authority and is legally competent to execute, deliver and perform this Agreement and the other instruments and documents contemplated hereby to be executed by such Shareholder, to perform such Shareholder's obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Shareholder of this Agreement and the other instruments and documents contemplated hereby to be executed by such Shareholder, and the consummation by such Shareholder of the transactions contemplated hereby and thereby do not and will not (i) (whether after the giving of notice or lapse of time or both) violate or conflict with any provision of, or result in the modification, cancellation, termination or acceleration of, any obligation under, or result in the imposition or creation of any Encumbrances upon such Shareholder pursuant to any agreement or contract by which such Shareholder or his or her assets is bound or (ii) violate or conflict with any Legal Requirement applicable to such Shareholder or any other restriction of any kind or character to which such Shareholder is subject, with such exceptions as will not have a material adverse effect on the ability of such Shareholder to perform such Shareholder's obligations under this Agreement and the other instruments and documents contemplated hereby to be executed by such Shareholder. This Agreement has been, and the other instruments and documents contemplated hereby to be executed by such Shareholder at the Closing will, at the Closing, have been, duly executed and delivered by such Shareholder, and constitute (or will constitute at the Closing, as applicable) legal, valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

            Section 3.2. CONSENTS, ETC. Except as set forth on Schedule 3.2, no filing, consent, waiver, approval or authorization of any Government Authority or of any third party on the part of such Shareholder is required to be obtained or made by such Shareholder in connection with the execution, delivery and performance by such Shareholder of this Agreement or the other documents contemplated by this Agreement to which such Shareholder is a party or the consummation by such Shareholder of any of the transactions contemplated hereby or thereby, other than such other filings, consents, waivers, approvals or authorizations as do not individually or in the aggregate have a material adverse effect on such Shareholder's ability to perform such Shareholder's obligations under this Agreement.

            Section 3.3. BROKERS, FINDERS, ETC. Except for The Sage Group, whose fees shall be the sole responsibility of the Shareholders, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the other documents contemplated by this transaction or the transactions contemplated hereby or thereby based upon any agreements, written or oral, made by or on behalf of such Shareholder.

            Section 3.4. COMPANY STOCK. The Shareholders are the legal and beneficial owners of all issued and outstanding shares of capital stock of the Company.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

      Parent and Purchaser hereby jointly and severally represent and warrant to and for the benefit of each of the Shareholders and the Company as follows:


            Section 4.1 INCORPORATION; AUTHORIZATION. (a) Each of Purchaser and Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Purchaser and Parent has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

                  (b) Each of Purchaser and Parent has full power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the other instruments and documents contemplated hereby to be executed by Purchaser or Parent and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Purchaser and Parent of this

Agreement and the other instruments and documents contemplated hereby to be executed by Purchaser or Parent have been duly authorized by all necessary action (corporate or otherwise) on the part of Purchaser or Parent (as the case may be). This Agreement has been, and the other instruments and documents contemplated hereby to be executed by Purchaser or Parent at the Closing will, at the Closing, have been, duly executed and delivered by Purchaser or Parent as the case may be. This Agreement constitutes, and each other instrument and document contemplated hereby to be executed by Purchaser or Parent at the Closing will, at the Closing, constitute, a legal, valid and binding obligation of Purchaser or Parent (as the case may be) enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

                  (c) The execution, delivery and performance by Purchaser and Parent of this Agreement, and the other documents contemplated by this Agreement to which Purchaser or Parent is a party, and the consummation by Purchaser and Parent of the transactions contemplated hereby and thereby, do not and will not
(i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of Purchaser or Parent or (ii) violate or conflict with any Legal Requirement applicable to Purchaser or Parent or any other restriction of any kind or character to which Purchaser or Parent is subject, except as would not individually or in the aggregate have a material adverse effect on the ability of Purchaser or Parent to perform its obligations under this Agreement.

                  (d) The shares of Common Stock to be delivered to the Company in accordance with this Agreement have been duly authorized and, when so delivered in accordance with the terms of this Agreement, will have been duly authorized, validly issued, fully paid and non-assessable, will not have been issued in violation of any preemptive rights or, assuming that neither the Company nor the Shareholders are in breach of the representations and warranties contained in Sections 2.10 and 2.11 hereof, of any U.S. federal or state securities Laws.

            Section 4.2. CONSENTS, ETC. No filing, consent, waiver, approval or authorization of any Government Authority or of any third party on the part of Purchaser or Parent is required to be obtained or made by Purchaser or Parent in connection with the execution, delivery and performance by Purchaser or Parent of this Agreement or the other documents contemplated by this Agreement to which Purchaser or Parent is a party or the consummation by Purchaser or Parent of any of the transactions contemplated hereby or thereby, other than those filings required by the NASDAQ Stock Market, the HSR Act, the Securities Exchange Act of 1934 (including any Form 8-K), the Securities Act of 1933 and such other filings, consents, waivers, approvals or authorizations as do not individually or in the aggregate have a material adverse effect on the ability of Purchaser or Parent to perform its obligations under this Agreement.

            Section 4.3. SEC DOCUMENTS. Parent has made available to the Company a true and complete copy of (i) Parent's annual report on Form 10-K for fiscal year ended March 4, 2000, (ii) all of Parent's current reports on Form 8-K filed since March 4, 2000, (iii) Parent's definitive proxy statement filed June 6, 2000 and (iv) Parent's quarterly report on Form 10-Q for the quarters ended June 3, 2000, September 2, 2000 and December 2, 2000 (collectively, the "SEC

DOCUMENTS"). The SEC Documents were prepared in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations thereunder. As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There has been no material adverse change in the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole since December 2, 2000.

            Section 4.4. BROKERS, FINDERS, ETC. Other than J.P. Morgan Chase, whose fees shall be the sole responsibility of Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the other documents contemplated by this Agreement or the transactions contemplated hereby and thereby based upon any agreements, written or oral, made by or on behalf of Parent or any of its Affiliates (including Purchaser) or by or on behalf of any director, officer, employee, agent or Parent or any of its Affiliates.


                                    ARTICLE V

                                    COVENANTS

            Section 5.1. CONDUCT OF BUSINESS. Except (i) as otherwise specifically permitted by this Agreement or (ii) with the prior written consent of Parent, from and after the date of this Agreement and until the Closing Date, each Shareholder and the Company agrees that:

                  (a) the Company shall conduct the Business as currently conducted and only in the ordinary course of business consistent with past practice;

                  (b) the Company shall use its reasonable best efforts to preserve the business organization of the Company intact, to keep available to Purchaser the services of the Employees, to preserve for Purchaser the goodwill of the suppliers, distributors, customers and others having business relationships with the Business and to continue in full force and effect without material modification any existing policies or binders of insurance currently maintained by the Company;

                  (c) the Company shall promptly inform Parent in writing of any specific event or circumstance of which it has Knowledge, or of which it receives notice, that has or is reasonably likely to have, individually or in the aggregate, taken together with the other events or circumstances, a Material Adverse Effect;

                  (d) the Company shall not:

                        (i) change or modify in any material respect existing inventory management or credit and collection policies, procedures and practices with respect to accounts receivable;

                        (ii) enter into any contract or commitment, waive any right or enter into any other transaction which is reasonably likely to have a Material Adverse Effect;

                        (iii) mortgage, pledge or subject to any Encumbrance (other than Permitted Encumbrances) any of the Acquired Assets;

                        (iv) except as set forth on Schedule 5.1(d)(iv), change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any Employee (except, for regularly scheduled merit increases in the ordinary course of business consistent with past practice);

                        (v)  sell,  lease  or  otherwise   transfer  any  assets
necessary in, or otherwise material to the conduct of, the Business which would otherwise constitute Acquired Assets;

                        (vi) change the Company's method of accounting or keeping its books of account or accounting practices, except as required by GAAP;

                        (vii) engage in any practice or take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties of the Company or any Shareholder contained herein;

                        (viii) enter into any Contract which would constitute an Acquired Asset or an Assumed Liability which together with all other Contracts entered into after the date hereof could result in annual liability to Purchaser in excess of $30,000 in the aggregate under all such Contracts; or

                        (ix) enter into, amend or exercise an extension or renewal option for any lease of real property.

            Section 5.2. FURTHER ASSURANCES. Each party hereto covenants from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement):

                  (a) to cooperate with each other in determining whether filings are required to be made with or consents required to be obtained from any Government Authority in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly (including filings under the HSR Act, which shall be made within five days of the date hereof) and in seeking to terminate any waiting periods under the HSR Act as soon as practicable and to obtain timely any such consents (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action);

                  (b) to keep the other parties informed in all material respects of any material communications received by such party from, or given by such party to, any Government Authority and to consult with the other parties in advance of any meeting or conference with any Government Authority;

                  (c) to use reasonable best efforts and cooperate with the other parties hereto to obtain all consents required from third Persons, whose consent or approval is required pursuant to any Contract or otherwise to consummate the transactions contemplated hereby; and

                  (d) without limiting the specific obligations of any party hereto under any covenant or agreement hereunder, to use reasonable best efforts to take all action and do all things necessary in order to promptly consummate the transactions contemplated hereby, including, without limitation, satisfaction, but not waiver, of the Closing conditions set forth in Article VI.

            Section 5.3. PUBLIC ANNOUNCEMENTS. None of the Shareholders nor the Company shall issue, or permit any of their agents or Affiliates to issue, any press releases or otherwise make, or permit any of their respective agents or Affiliates to make, any public or other statements, with respect to this Agreement and the transactions contemplated hereby without the prior consent of Purchaser.

            Section 5.4. COVENANT NOT TO COMPETE; NON-SOLICITATION. (a) For a period of 60 months beginning on the Closing Date, neither of the Shareholders nor the Company shall, directly or indirectly engage (whether as owner, operator, shareholder, manager, consultant or employee) in any apparel business competitive with the Business (a "COMPETING BUSINESS") EXCEPT in connection with the Shareholders' employment by Purchaser or its successors. For the purposes of the foregoing, no Shareholder shall be in breach of this Section 5.4 by reason of his or her beneficial ownership, together with that of the other Shareholder, of less than 5% of a Competing Business' voting capital stock if (i) such Competing Business is publicly traded and (ii) such Shareholder, together with the other Shareholders, does not control the operation or management of such Competing Business. The noncompetition covenants in this Agreement shall be deemed to apply to each State, each county within each State, and each other geographic area separately, not collectively, and shall be severable as to each such State, county or other geographic area. It is the desire and intent of the parties that the provisions of this Section 5.4 shall be enforced to the fullest extent permitted under the Laws and public policies of each jurisdiction in which enforcement is sought. If any court determines that any provision of this
Section 5.4 is unenforceable, such court shall have the power to reduce the duration or scope of such provision, as the case may be, or terminate such provision and, in reduced form, such provision shall be enforceable; it is the intention of the parties that the foregoing restrictions shall not be terminated, unless so terminated by a court, but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of this Section 5.4 in the jurisdiction of the court that has made the adjudication.

                  (b) For a period of 60 months beginning on the Closing Date, neither of the Shareholders nor the Company shall, directly or indirectly, solicit for employment or hire, either as an employee or a consultant, any employee or independent contractor of Purchaser who was an employee or independent contractor of the Company as of the Closing Date to become an employee or consultant or otherwise provide services to any Competing Business.

                  (c) The parties acknowledge and agree that the restrictions contained in Sections 5.4(a) and (b) are a reasonable and necessary protection of the immediate interests of Purchaser and Parent, and any violation of these restrictions would cause substantial injury to Purchaser and Parent and that Purchaser and Parent would not have entered into this Agreement without receiving the additional consideration offered by each of the Shareholders and the Company in binding such Shareholder and itself to these restrictions. In the event of a breach or a threatened breach by any of the Shareholders or the Company or any affiliated entities of these restrictions, Purchaser and Parent shall be entitled to an injunction restraining each of the Shareholders and the Company and any affiliated entity from such breach or threatened breach; PROVIDED, HOWEVER, that the right to injunctive relief shall not be construed as prohibiting Purchaser and Parent from pursuing any other available remedies for such breach or threatened breach.

            Section 5.5. FINANCIAL STATEMENTS. The Company shall deliver to Purchaser and Parent as promptly as practicable, at the Company's expense, (i) an audited balance sheet of the Company as of December 31, 2000 and the related audited statement of income and cash flows for the Company for the year then ended, together with an unqualified opinion thereon by the Company's independent certified public accountants, and (ii) balance sheets as of March 31, 2000 and March 31, 2001 and the related statements of income and cash flows for the three month periods then ended, together with a statement from such accountants that they have reviewed such balance sheets and statements of income and cash flows. Within 30 days after the Closing Date, the Company and the Shareholders shall furnish Purchaser and Parent with a balance sheet as of the Closing Date and the related statement of income for the year to date, together with a statement from the Company's independent public accountants that they have reviewed such balance sheet and statement of income. The Company shall provide to Parent, within 60 days after Parent's request therefor, all other audited and unaudited financial statements requested in connection with the preparation and filing of any registration statement or periodic report of Parent pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

            Section 5.6. COMPANY NAME. The Company expressly agrees that, on and after the Closing Date, it shall not have any right, title or interest in any trade names, trademarks, identifying logos or service marks employing the words "Earl Jean," or any variation thereof (the "NAME") or any other trademarks, service marks, product line names, trade dress or other Intellectual Property included in Acquired Assets or confusingly similar thereto. The Company and each of the Shareholders agree that without the prior written consent of Purchaser, neither it nor they nor any of their Affiliates shall make any use of the Name from and after the Closing Date. The Company shall provide to Purchaser at Closing a certified copy of the board and shareholder resolutions effectuating a name change (which change shall be complete within 15 days following the Closing
Date) as well as a fully executed amendment to the Company's Articles of Incorporation. Purchaser shall be authorized to file such amendment on the Company's behalf following the Closing. The Company shall also provide Purchaser with such assistance as reasonably requested by Purchaser in order to effectuate the transfer of the Domain Names within 45 days following the Closing Date.

            Section 5.7. EMPLOYMENT AGREEMENTS. At or prior to the Closing, Purchaser and each Shareholder shall enter into, execute and deliver the respective Employment Agreements.

            Section 5.8. INVESTIGATION.  From the date hereof until the Closing, the Company and the Shareholders shall give Purchaser and its representatives (including Purchaser's accountants, consultants, counsel, employees and authorized agents), upon reasonable notice and during normal business hours, full access to the properties, contracts, employees, books, records and affairs of the Company, and shall cause its officers, directors, employees, agents, representatives, accountants and counsel to furnish to Purchaser all documents, records and information (and copies thereof), as Purchaser may reasonably request. No investigation or receipt of information by Purchaser pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company and Shareholders under this Agreement or the conditions to the obligations of Purchaser and Parent under this Agreement.

            Section 5.9. TAXES. The Company and Purchaser shall (a) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any taxing Governmental Entity or any judicial or administrative proceeding with respect to Taxes, (b) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially).

            Section 5.10. INTERIM FINANCIAL REPORTS. Within 30 days after the end of each month prior to the Closing Date, the Company and Shareholders shall furnish Purchaser with a copy of the monthly financial reports for the Company for each such month. In addition, the Company and the Shareholders shall furnish Purchaser, upon request, with copies of regular management reports, if any, concerning the operation of the Business within 10 days after such reports are prepared.

            Section 5.11. CONFIDENTIALITY. The parties hereto shall continue to observe the terms of, and perform their obligations under, that certain letter agreement by and between The Sage Group, LLC, on behalf of the Company and Shareholders, and Parent, dated February 5, 2001 (the "CONFIDENTIALITY AGREEMENT").

            Section 5.12. NEGOTIATIONS. From the date hereof until the termination of this Agreement in accordance with its terms, the Company and each of the Shareholders agrees that the Company and its Affiliates and such Shareholder will negotiate exclusively and in good faith with Purchaser and Parent with respect to any transaction involving the sale, transfer or other disposition of the Acquired Assets or the Business; and none of the Company nor its Affiliates nor any Shareholder nor any of their respective officers, directors, employees, lenders, investment banking firms, advisors or other agents, or any Person acting on their behalf will solicit any inquiries or proposals by, or engage in any discussions or negotiations with, or furnish any nonpublic information to or enter into any agreement with any Person other than Purchaser and Parent concerning the sale or other disposition of the Acquired Assets or the Business or the merger, consolidation, sale of securities or other transaction involving the Company or any Shareholder.

            Section 5.13. ESCROW AGREEMENT. At or prior to the Closing, Purchaser and the Company shall enter into the Escrow Agreement with the escrow holder thereunder.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

            Section 6.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT. The obligations of Purchaser and Parent, as applicable, to purchase the Acquired Assets and assume the Assumed Liabilities and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Purchaser and Parent in their sole discretion):

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of the Company and the Shareholders contained in this Agreement or in any certificate, document or instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); PROVIDED, HOWEVER, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. The Company and the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such party at or prior to the Closing. The Company and each Shareholder shall furnish Purchaser with a certificate dated the Closing Date and signed by a senior executive officer of the Company or by such Shareholder, as the case may be, to the effect that the conditions set forth in this Section 7.1(a) have been satisfied.

                  (b) REQUIRED CONSENTS; HSR ACT. The Company and the Shareholders shall have obtained, each in form and substance reasonably satisfactory to Purchaser in its sole and absolute discretion, all statutory and regulatory consents and approvals which are required under any applicable Laws in order to consummate the transactions contemplated hereby and to permit Purchaser to conduct the Business as conducted as of the date of this Agreement and all other necessary consents and approvals of third Persons to the transactions contemplated hereby, which are listed on Schedule 6.1(b); and all applicable waiting periods under the HSR Act shall have expired or been terminated.

                  (c) INJUNCTION; LITIGATION; LEGISLATION. (i) None of the Company, the Shareholders, Parent or Purchaser shall be subject to any order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any court or Government Authority to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto shall have received written notice from any Government Authority of (A) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (B) the actual commencement of such investigation, (iv) there shall not be any pending or threatened litigation, suit, action or proceeding by any Person which would reasonably be expected to limit or materially adversely affect Purchaser's ownership of the Acquired Assets and (v) no statute, rule or regulation shall have been promulgated or enacted by any Government Authority, which would prevent or make illegal the consummation of the transactions contemplated hereby.

                  (d) DOCUMENTS. The Company shall have delivered to Purchaser and Parent at the Closing such other documents and instruments as shall be reasonably necessary to transfer to Purchaser the Acquired Assets as contemplated by this Agreement. The Company and the Shareholders shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by each such person hereunder.

                  (e) EMPLOYMENT AGREEMENTS. Each of the Shareholders shall have entered into his or her respective Employment Agreement with Purchaser and terminated his or her existing employing agreements with the Company.

                  (f) ESCROW AGREEMENT. The Company shall have entered into the Escrow Agreement.

                  (g) CORPORATE NAME. The Company shall have delivered to Purchaser at the Closing a certified copy of a certificate of amendment duly filed with the applicable California authorities pursuant to which the Company changes its name from Earl Jean Inc. to another name not utilizing either the word "Earl" or the word "Jean".

                  (h) FINANCIAL STATEMENTS. The Company shall have delivered to Purchaser at the Company's expense (i) an audited balance sheet of the Company as of December 31, 2000 and the related audited statement of income and cash flow for the Company for the year then ended, together with an unqualified opinion thereon by the Company's independent certified public accountants and
(ii) balance sheets as of March 31, 2000 and March 31, 2001 and the related statements of income and cash flows for the three month periods then ended, together with a statement from such accountants that they have reviewed such balance sheets and statements of income and cash flows. Such balance sheets and statements of income and cash flows shall reflect financial conditions and results of operations no less favorable, as of their dates, than are reflected in the Financial Statements.

                  (i) UCC TERMINATION. The secured party under that certain UCC-1 Financing Statement, #0101160693, in favor of Union Bank of California, N.A., shall have filed a UCC Termination Statement with respect thereto, and such security interest shall be terminated.

            Section 6.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND SHAREHOLDERS. The obligations of the Company to sell the Acquired Assets and of the Company and Shareholders to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Company in its sole discretion):

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of Purchaser and Parent contained in this Agreement or in any certificate, document or other instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); PROVIDED, HOWEVER, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. Purchaser and Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by them at or prior to the Closing. Purchaser and Parent shall furnish the Company and the Shareholders with a certificate dated the Closing Date and signed by a senior executive officer of each of Purchaser and Parent to the effect that the conditions set forth in this
Section 7.2(a) have been satisfied.

                  (b) INJUNCTION; LITIGATION; LEGISLATION; HSR ACT. None of the Company or the Shareholders shall be subject to any order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any court or Government Authority to restrain or prohibit, or to obtain substantial damages from the Company or the Shareholders in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto shall have received written notice from any Government Authority of (A) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (B) the actual commencement of such investigation, (iv) no statute, rule or regulation shall have been promulgated or enacted by any Government Authority, which would prevent or make illegal the consummation of the transactions contemplated hereby and (v) all applicable waiting periods under the HSR Act shall have expired or been terminated.

                  (c) DOCUMENTS. Purchaser and Parent shall have delivered to the Company at the Closing such other documents and instruments as shall be reasonably necessary for the assumption by Purchaser of the Assumed Liabilities as contemplated by this Agreement. Purchaser and Parent shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder.

                  (d) ESCROW AGREEMENT. Purchaser shall have entered into the Escrow Agreement.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

            Section 7.1. PIGGY-BACK RIGHTS. (a) From the Closing Date until the third anniversary of the Closing Date, each time Parent shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act of 1933 in connection with the proposed offer and sale for money of any shares of Common Stock (other than a registration statement on Form S-4 or Form S-8), Parent will give written notice of its determination to the Company. Upon the written request of the Company given within five days after receipt of any such notice from Parent, Parent will, except as herein provided, use its reasonable best efforts to cause all Registrable Shares of which the Company has so requested registration to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the Company of the shares of Common Stock to be so registered; PROVIDED, HOWEVER, that (i) nothing herein shall prevent Parent from, at any time, abandoning or delaying any such registration initiated by it; (ii) if Parent determines not to proceed with a registration after the registration statement has been filed with the SEC, Parent shall complete the registration for the benefit of the Company if the Company wishes to proceed with a public offering of its shares of Common Stock and agrees to bear all expenses incurred by Parent as the result of such registration after Parent has decided not to proceed;
(iii) Parent's obligations under this Section 7.1 shall only apply to the Share Consideration; and (iv) for purposes of this sentence, the use by Parent of reasonable best efforts shall not require Parent to reduce the amount or sale price of the securities it proposes to distribute for its own account. If any registration pursuant to this Section 7.1 shall be underwritten in whole or in part, Parent may require that the shares of Common Stock requested for inclusion pursuant to this Section 7.1 be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through the underwriters.

                  (b) In connection with any underwritten registration under this Section 7.1, Parent may enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of this Section 7.l, if in the opinion of the managing underwriter the inclusion of shares of Common Stock owned by the Company in a registration statement would reduce the amount or sale price of the other securities to be included in such registration, after excluding all shares of Common Stock which are not (i) being offered by Parent for its own account or (ii) subject to a contractual registration right, the underwriter may limit the number of shares of Common Stock to be included by the Company in the registration and underwriting under this Section 7.1; PROVIDED, that shares of Common Stock subject to registration under this Section 7.1 may be excluded from registration only on a pro rata basis with all other shares of Common Stock subject to contractual registration rights, and no shares of Common Stock being offered by Parent for its own account may be excluded.

            Section 7.2. REGISTRATION PROVISIONS. (a) If and whenever Parent is required by the provisions of Section 7.1(a) to effect the registration of shares of Common Stock owned by the Company under the Securities Act of 1933, Parent will:

                        (i) subject to the terms and conditions of this Article VII, prepare and file with the SEC a registration statement with respect to such shares of Common Stock, and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such shares of Common Stock, not to exceed six months;

                        (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such shares of Common Stock, not to exceed six months;

                        (iii) furnish to the Company such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Company may reasonably request in order to facilitate the public offering of such shares of Common Stock;

                        (iv) prepare and promptly file with the SEC and promptly notify the Company of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omission if, at the time when a prospectus relating to such shares of Common Stock is required to be delivered under the Securities Act of 1933, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                        (v) advise the Company, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Securities and Exchange Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

The Company, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 7.2(a)(iv) or (v), will forthwith discontinue disposition of the shares of Common Stock until the Company's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 7.2(a)(iv) or until it is advised in writing by Parent that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by Parent, the Company will deliver to Parent all copies, other than permanent file copies then in the Company's possession, of the prospectus required to be supplemented or amended.

                  (b) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of a registration statement or after it is declared effective by the Securities and Exchange Commission, Parent determines, in its good faith business judgment, that such registration and the offering of shares of Common Stock covered by such registration would interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving Parent or any of its Affiliates or require Parent to disclose material matters that otherwise would not be required to be disclosed at such time, then Parent may require the suspension of the distribution of any shares of Common Stock (a "BLACKOUT PERIOD") by giving notice to the Company; PROVIDED, HOWEVER, that Parent may require such suspension only if the distribution of all other shares of Common Stock proposed by Parent to be distributed in such registration is also suspended. Any such notice need not specify the reasons for such suspension if Parent determines, in its good faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material nonpublic information. In the event that such notice is given, then until Parent has determined, in its good faith business judgment, that such registration and distribution would no longer materially interfere with the matters described in the preceding sentence and has given notice thereof to the Company, Parent's obligations under Section 7.1 and this Section 7.2 will be suspended.

                  (c) Parent's obligations under Article VII to the Company will be conditioned on the Company's compliance with the following:

                        (i) The Company will cooperate with Parent in connection with the preparation of the applicable registration statement, and for so long as Parent is obligated to keep such registration statement effective, the Company will provide to Parent, in writing in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding the Company, the Shareholders and such other information as may be necessary and required by applicable law to enable Parent to prepare such registration statement and the related prospectus covering the applicable shares of Common Stock owned by the Company and to maintain the currency and effectiveness thereof;

                        (ii) The Company and the Shareholders will permit Parent, its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may reasonably request in connection with the offering or other distribution in which the Company proposes to participate;

                        (iii) The Company, and if required, the Shareholders, will enter into such agreements with Parent and any broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are customarily entered into and made by a seller of securities and such seller's controlling shareholders with respect to secondary distributions under similar circumstances, and the Company will use its reasonable best efforts to cause its counsel to give any legal opinions customarily given, in connection with secondary distributions under similar circumstances;

                        (iv) During such time as the Company may be engaged in a distribution of the shares, the Company will comply with all applicable laws, including Regulation M promulgated under the Securities Exchange Act of 1934, and, to the extent required by such laws, will, among other things: (A) not engage in any stabilization activity in connection with the securities of Parent in contravention of such rules; (B) distribute the Share Consideration solely in the manner described in the applicable registration statement; (C) if required by applicable law, rules or regulations, cause to be furnished to each agent or broker-dealer to or through whom the Share Consideration may be offered, or to the offeree if an offer is made directly by the Company, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided that Parent shall provide the Company with an adequate number of copies thereof; and (D) not bid for or purchase any securities of Parent; and

                        (v) On notice from Parent of the happening of any of the events specified in Section 7.2(a)(iv) or (v), or that, as set forth in Section 7.2(b), it requires the suspension by the Company of the distribution of any of the shares of Common Stock owned by the Company, then the Company will cease offering or distributing the shares of Common Stock owned by the Company until the offering and distribution of the shares of Common Stock owned by the Company may recommence in accordance with the terms hereof and applicable law.

            Section 7.3.  COSTS AND  EXPENSES.  Except as otherwise  provided in
Section 7.1 with respect to registrations terminated by Parent, Parent shall bear the following fees, costs and expenses in connection with its obligations under this Article VII: all registration, filing and NASD fees, printing expenses, all internal Parent expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which shares of Common Stock to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Company, underwriting discounts and commissions and transfer taxes for the Company and any other expenses incurred by the Company not expressly included above shall be borne by the Company.

            Section 7.4. INDEMNIFICATION. (a) Parent shall indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act of 1933, and the Permitted Assigns, from and against any and all loss, damage, liability, cost and expenses to which the Company or any such controlling person may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by Parent pursuant to Section 7.1 which covers the resale of shares of Common Stock owned by the Company, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Parent shall not be liable in any such case to the extent that any such loss, damage, liability, costs or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such the Company or such controlling person.

                  (b) The Shareholders and the Company shall jointly and severally indemnify and hold harmless Parent and any underwriter (as defined in the Securities Act of 1933) for Parent, and each person, if any, who controls Parent or such underwriter within the meaning of the Securities Act of 1933 from and against any loss, damage, liability, cost or expense to which Parent or any such underwriter or controlling person may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in any registration statement filed by Parent pursuant to Section
7.1 which covers the resale of shares of Common Stock owned by the Company, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by the Company or Shareholders for inclusion in such registration statement, prospectus or amendment or supplement thereto.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) and (b) of this Section 7.4 of notice of commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, except to the extent that the indemnifying party is materially prejudiced by the failure to give such prompt notice. In the case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

            Section 7.5. NO ASSIGNMENT. The registration rights granted to the Company pursuant to this Article VII are not assignable to any Person other than the Permitted Assigns. Any assignment shall be null and void ab initio.


                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

            Section 8.1. SURVIVAL. All of the representations, warranties, covenants and agreements of the parties contained in this Agreement or in any certificate, document or other instrument delivered in connection with this Agreement shall survive (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto and any information which any party may receive (including, without limitation, as contemplated by Section 2.10). Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement and the related indemnity obligations set forth in Sections 8.2(a)(i) and 8.2(b)(i) hereof shall terminate on, and no claim or Action with respect thereto may be brought, after the date 18 months immediately subsequent to the Closing Date; PROVIDED, HOWEVER, that
(a) the representations and warranties contained in Sections 2.1, the fourth sentence of 2.4(c), clauses (d) through (g) of 2.7, 2.10, 2.11, 2.14, 3.1 and
Section 4.1 and the indemnity obligations for breach of such representations and warranties contained in Sections 8.2(a)(i) and 8.2(b)(i) shall survive indefinitely. The representations and warranties which terminate at a specified date and the liability of any party with respect to any breach thereof shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims, prior to the date 18 months immediately subsequent to the Closing Date.

            Section 8.2 INDEMNIFICATION. The Shareholders and the Company shall jointly and severally indemnify Purchaser and Parent, and Purchaser and Parent shall jointly and severally indemnify the Shareholders and the Company, as set forth below:

                  (a) Subject to Section 8.1 and to this Section 8.2, each of the Shareholders and the Company hereby agrees to jointly and severally indemnify and hold harmless Purchaser and Parent and their respective directors, officers, employees, agents and Affiliates (collectively, the "PURCHASER INDEMNIFIED PERSONS") for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, disbursements and expenses (including any reasonable Legal Expenses) (collectively, "LOSSES") based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of (i) the breach of any representation or warranty of either of the Shareholders or the Company contained in or made pursuant to this Agreement (notwithstanding anything to the contrary contained in this Agreement, to determine if there had been an inaccuracy or breach of a representation or warranty of the Shareholders or the Company and the Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a Material Adverse Effect), (ii) the breach by either of the Shareholders or the Company of, or the failure by either of the Shareholders or the Company to perform, any of his, her or its covenants or other agreements contained in this Agreement, (iii) the Non-Assumed Liabilities, and (iv) the failure to comply with any provision of applicable bulk sales or similar Laws in connection with the transactions contemplated hereby.

      Notwithstanding any other provision herein to the contrary, except with respect to a breach of the representations and warranties contained in Sections 2.14, (i) the Company and the Shareholders shall not be required, pursuant to
Section 8.2(a)(i), to indemnify and hold harmless Purchaser until the aggregate amount of Purchaser's Losses under Section 8.2(a)(i) exceeds $250,000, after which the Company and the Shareholders shall be jointly and severally obligated for all Losses in excess of $200,000 and (ii) the cumulative aggregate indemnity obligations of the Company and the Shareholders under Section 8.2(a)(i) shall in no event exceed $45,000,000.


                  (b) Subject to Section 8.1 and to this Section 8.2, Purchaser and Parent hereby agree jointly and severally to indemnify and hold harmless the Shareholders, the Company and its officers, directors, employees, agents and Affiliates (collectively, the "COMPANY INDEMNIFIED PERSONS") for, from and against any Losses based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of (i) the breach of any representation or warranty of Purchaser or Parent contained in or made pursuant to this Agreement,
(ii) the breach by Purchaser or Parent of, or failure by Purchaser or Parent to perform, any of its covenants or other agreements contained in this Agreement or
(iii) the Assumed Liabilities.

                  (c) If any Purchaser Indemnified Person, on the one hand, or any Company Indemnified Person, on the other hand (the "INDEMNIFIED PARTY"), has a claim or potential claim or receives notice of any claim, potential claim or the commencement of any Action which could give rise to an obligation on the part of the Shareholders and the Company, on the one hand, or Purchaser and Parent, on the other hand, other than a Third Party Indemnification Claim (as defined below), to provide indemnification (the "INDEMNIFYING PARTY") pursuant to this Section 8.2, the Indemnified Party shall promptly give the Indemnifying Party notice thereof (the "INDEMNIFICATION CLAIM"); PROVIDED, HOWEVER, that the failure to give such prompt notice shall not prevent any Indemnified Party from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party, actually damages the Indemnifying Party.

                  (d) In the event of a claim, a potential claim or the commencement of any Action by a third party which could give rise to an obligation to provide indemnification pursuant to this Article VIII, the Indemnified Party will give the Indemnifying Party prompt written notice thereof (the "THIRD PARTY INDEMNIFICATION CLAIM"), but in any event not later than 15 calendar days after receipt of notice of such third party claim; PROVIDED, HOWEVER, that the failure of the Indemnified Party to so notify the Indemnifying Party within such 15-day period shall not prevent any Indemnified Party from being indemnified for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party actually damages the Indemnifying Party or materially prejudices the Indemnifying Party's ability to defend against such claim.

                  (e) Any Indemnification Claim or Third Party Indemnification Claim shall describe the claim in reasonable detail. If the Indemnifying Party confirms in writing to the Indemnified Party within 15 days after receipt of the Third Party Indemnification Claim the Indemnifying Party's responsibility to indemnify and hold harmless the Indemnifying Party therefor and within such 15-day period demonstrates to the Indemnified Party's reasonable satisfaction that, as of such time, the Indemnifying Party has sufficient financial resources in order to indemnify for the full amount of any potential liability in connection with such claim, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, which counsel shall be reasonably satisfactory to the Indemnified Party, any Third Party Indemnification Claim. If the Indemnifying Party elects to compromise or defend any such third party claim, such Indemnifying Party shall within 15 days (or sooner, if the nature of the asserted third party claim so requires) notify the Indemnified Party of such Indemnifying Party's intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such third party claim; PROVIDED, HOWEVER, that (i) the Indemnified Party may, if such Indemnified Party so desires, employ counsel at such Indemnified Party's own expense to assist in the handling (but not control the defense) of any such third party claim, (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any such third party claim, (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before ceasing to defend against such third party claim or entering into any settlement, adjustment or compromise of such third party claim involving injunctive or similar equitable relief being asserted against any Indemnified Party or any of its or his Affiliates and (iv) no Indemnifying Party will, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such action), unless such settlement, compromise or consent by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such third party claim and includes an unconditional release of all such Indemnified Parties from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have sole control over (and if it, he or she so desires, the Indemnified Party shall have sole control over) the defense, settlement, adjustment or compromise of (i) any third party non-monetary claim that seeks an order, injunction or other equitable relief against any Indemnified Party or its Affiliates which, if successful, is reasonably likely to interfere with the business, assets, liabilities, obligations, prospects, financial condition or results of operations of the Indemnified Party or any of its Affiliates and (ii) any matter relating to Taxes of the Purchaser or any of its Affiliates. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnified Party of its, his or her election as herein provided, the Indemnified Party may, at the Indemnifying Party's expense, pay, compromise or defend against such asserted liability. In connection with any defense of a third party claim (whether by the Indemnifying Parties or the Indemnified Parties), all of the parties shall, and shall cause their respective Affiliates to, cooperate in the defense or prosecution thereof and to in good faith retain and furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by a party hereto in connection therewith.

                  (f) If any Indemnified Party becomes entitled to any indemnification from an Indemnifying Party pursuant to this Agreement, such indemnification payment shall be made in cash upon demand; PROVIDED, HOWEVER, that (x) if Purchaser or Parent is the Indemnified Party, such indemnification may, in Purchaser's discretion, be set off, in whole or in part, against any unpaid portion of the Closing Cash Consideration, of any payment by Parent (on behalf of Purchaser) under Section 1.4 or of the Earn-Out Consideration owed by Purchaser to the Company under this Agreement and (y) the Company and the Shareholders may satisfy all or part of an indemnification claim by delivering to Parent shares of Common Stock free and clear of all Liens, with stock powers executed in blank, in an amount equal to such claim or portion of claim, valued based on the average of the Average Market Price of Common Stock over the 20 trading days prior to the date of delivery of such Common Stock to Parent.

                  (g) Any payment made by the Company or a Shareholder pursuant to this Section 8.2 shall be deemed an adjustment to the Purchase Price. Any payment made by Purchaser or Parent pursuant to this Section 8.2 shall not be deemed an adjustment to the Purchase Price.

                                   ARTICLE IX

                                  MISCELLANEOUS

            Section 9.1. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 9.1, provided that receipt of copies of such counterparts is confirmed.

            Section 9.2. GOVERNING LAW. (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to the choice of law principles thereof.

                  (b) Any legal action or proceeding with respect to this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by any of the parties hereto, or any matters arising out of or in connection with this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by any of the parties hereto, or otherwise, and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the courts of the State of New York, the State of California, the United States of America for the Southern District of New York or the United States of America for the Central District of California and, by execution and delivery of this Agreement, each of the Shareholders, the Company, Purchaser and Parent each hereby accepts for himself, herself or itself, as the case may be, and in respect of such Person's property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts thereof. Each of the Shareholders, the Company, Purchaser and Parent each irrevocably consents to service of process in any Action in any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to each of the Shareholders, the Company, Purchaser and Parent at their respective addresses referred to in Section 9.5. Each of the Shareholders, the Company, Purchaser and Parent each hereby irrevocably waives any objection which such Person may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by any of the parties hereto, or otherwise brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable Law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by Law. The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the State of New York or in the State of California for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

                  (c) To the extent that any of the Shareholders, the Company, Purchaser or Parent has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to himself, herself or itself, as the case may be, or to such Person's property, each of the Shareholders, the Company, Purchaser and Parent hereby irrevocably waives such immunity in respect of such Person's obligations with respect to this Agreement.

            Section 9.3. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARY. Except for the Confidentiality Agreement, this Agreement, the Employment Agreements and the Escrow Agreement contain the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged in and are superseded and canceled by, this Agreement, the Employment Agreements, and the Escrow Agreement, including the letter of intent dated April 2, 2001. This Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns permitted hereby), other than the Indemnified Parties under Article VIII, any rights or remedies hereunder.

            Section 9.4. EXPENSES. Whether or not the purchase and sale of the Acquired Assets are consummated, all Legal Expenses, investment banking fees and all other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; PROVIDED, HOWEVER, that all such costs and expenses incurred by the Company shall be paid by the Shareholders.

            Section 9.5. NOTICES. All notices and other communications hereunder shall be in writing and given by certified or registered mail, overnight delivery service such as Federal Express, telecopy (or like transmission) or personal delivery against receipt to the party to whom it is given at such party's address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by telecopy or like transmission, on the next business day when sent by overnight delivery service or five days after the date so mailed.

            If to the Shareholders:


            Mr. Benjamin Freiwald
            Ms. Suzanne Costas Freiwald
            1755 North Main Street
            Los Angeles, CA 90031


            If to the Company:

            Earl Jean, Inc.
            1755 North Main Street
            Los Angeles, California 90031
            Fax:  323-221-5544

            If to the Shareholders or the Company, with a copy to:

            Antonio Sarabia II
            3463 Tanglewood Lane
            Rolling Hills Estate, CA  90274

            If to Purchaser or Parent:

            Nautica Enterprises, Inc.
            40 West 57th Street
            New York, New York 10019
            Fax:  212-841-7193

            Attention:  General Counsel

            with a copy to:

            Hughes Hubbard & Reed LLP
            One Battery Park Plaza
            New York, New York  10004
            Fax:  212-422-4726
            Attention:  Samuel Sultanik, Esq.

            Section 9.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that no party hereto may assign his, her or its rights or delegate his, her or its obligations, in whole or in part, under this Agreement without the prior written consent of the other parties hereto, except that (x) Purchaser may assign any or all of its rights and obligations under this Agreement to Parent or any of its Affiliates and (y) the Company may assign all (but not part) of its rights and obligations hereunder to Shareholders provided that Shareholders assume all of the Company's obligations hereunder pursuant to an instrument of assumption in substantially the form set forth as Exhibit D hereto. Any assignment in violation of this Agreement shall be null and void ab initio.

            Section 9.7. HEADINGS. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

            Section 9.8. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

            Section 9.9. INTERPRETATION; ABSENCE OF PRESUMPTION. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions. Items or information may be disclosed in the Schedules hereto which the Company or the Shareholders are not required to disclose under the Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of the Agreement or the scope of the disclosure obligation under the Agreement. In addition, inclusion of such information herein shall not be construed as an admission that such information is "material" for any purpose.

                  (b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

                  (c) Information provided in any one Schedule provided pursuant to Article II shall suffice, without repetition or cross-reference, as a disclosure of such information in any other Schedule provided or to be provided pursuant to Article II if the disclosure in the first such Schedule is sufficient on its face without further inquiry to reasonably inform Parent and Purchaser of the information required to be disclosed in such other such
Schedule in order to avoid a breach under the Agreement.

            Section 9.10. SEVERABILITY. Any provision hereof which is invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof, PROVIDED, HOWEVER, that the parties shall attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

            Section 9.11. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that Purchaser and Parent would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements set forth in this Agreement were not performed by each of the Shareholders or the Company in accordance with its terms and therefore each of the Shareholders and the Company agree that Purchaser and Parent shall be entitled to specific performance, injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity (without the necessity of proving the inadequacy as a remedy of money damages).

            Section 9.12. FURTHER ASSURANCES. (a) From time to time after the Closing Date, upon the reasonable request of Purchaser or Parent, each of the Shareholders and the Company shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as Purchaser may reasonably request in order more effectively to sell, assign, convey, transfer, reduce to possession and record title to the Acquired Assets or the Assumed Liabilities, as the case may be. Each of the Shareholders and the Company agree to cooperate with Purchaser and Parent in all reasonable respects to assure to Purchaser the continued title to and possession of the Acquired Assets in the condition and manner contemplated by this Agreement.

                  (b) From time to time after the Closing Date, upon the reasonable request of the Company, Purchaser shall execute and deliver or cause to be executed and delivered such further instruments of assumption and take such further action as the Company may reasonably request in order more effectively effectuate Purchaser's assumption of the Assumed Liabilities in accordance herewith.

            Section 9.13. BUSINESS DAYS. If any date provided for in this Agreement shall fall on a day which is not a Business Day, the date provided for shall be deemed to refer to the next Business Day.

            Section 9.14. BULK TRANSFER. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales Law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance.

            Section 9.15. TRANSFER AND OTHER TAXES. Any and all sales and use, transfer, conveyance, recordation and filing fees, Taxes or assessments (other than income Taxes), including fees in connection with the recordation of instruments related thereto, applicable to imposed upon or arising out of the sale, assignment, conveyance and transfer to Purchaser of the Business and the Acquired Assets as contemplated by this Agreement, shall be borne by the Company, and the parties agree to cooperate in securing any available exemptions from any such transfer Taxes.

            Section 9.16. TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing by (i) the written consent of all of the parties hereto or (ii) any party hereto, if the Closing has not occurred by the close of business on June 30, 2001; PROVIDED, HOWEVER, that neither the Company nor the Shareholders, in the case of a termination by any such party, or Parent or Purchaser, in the case of termination by either such party, is in material default hereunder.

                  (b) In the event of termination of this Agreement pursuant to this Section 9.16, written notice thereof shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of this Section 9.16 and of Sections 5.11 and
9.4 shall survive the termination of this Agreement; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement occurring prior to such termination.

            Section 9.17. COVENANT OF SHAREHOLDERS. The Shareholders will cause the Company to perform its obligations under this Agreement.

            Section 9.18 COVENANT OF PARENT. Parent will cause Purchaser to perform its obligations under this Agreement.

            Section 9.19 PERSONAL GUARANTEES. Parent and Purchaser will cooperate reasonably with Shareholders in attempting to have Shareholders released from the obligations arising after the Closing under the guarantees listed on Schedule 9.19; PROVIDED, HOWEVER, that neither Parent nor Purchaser shall be required to incur any expense, post any letter of credit or make any guarantee in connection with its performance of the obligations under this
Section 9.19.

            Section 9.20 DISSOLUTION. The Company may be dissolved after the Closing only if the Shareholders expressly assume all of its liabilities and obligations at the time of such dissolution.

            Section 9.21 ACCESS. Parent and Purchaser were provided access to certain books, records and other information of the Company; HOWEVER, neither Parent nor Purchaser makes any representation, warranty, agreement or acknowledgement as to the adequacy or sufficiency of such access, and neither Parent nor Purchaser waives or in any way diminishes its rights and remedies at law and in equity, under this Agreement or otherwise, as a result of such access or as a result of such books, records and other information.

                        [REMAINDER OF THIS PAGE IS BLANK]

      IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                     PARENT:

                                     NAUTICA ENTERPRISES, INC.


                                     By:    /S/ WAYNE A. MARINO
                                        -----------------------------------
                                     Name:  Wayne A. Marino
                                     Title: Chief Financial Officer


                                     PURCHASER:

                                     EJI ACQUISITION SUBSIDIARY, INC.

                                     By:    /S/ WAYNE A. MARINO
                                        -----------------------------------
                                     Name:  Wayne A. Marino
                                     Title: President


                                     SHAREHOLDERS:



                                            /S/ BENJAMIN FREIWALD
                                     --------------------------------------
                                     Benjamin Freiwald



                                            /S/ SUZANNE COSTAS FREIWALD
                                     --------------------------------------
                                     Suzanne Costas Freiwald



                                     COMPANY:

                                     EARL JEAN, INC.

                                     By:    /S/ BENJAMIN FREIWALD
                                        -----------------------------------
                                     Name:  Benjamin Freiwald
                                     Title: Chief Executive Officer

                                    Exhibit A

                                   DEFINITIONS

                  "ACQUIRED ASSETS" means all of the assets, properties, privileges, claims and rights that are owned, used or held for use in connection with, or that are otherwise related to or required for the conduct of, the Company's business of every kind, nature and description (other than the Excluded Assets), whether such assets, properties and rights are real, personal or mixed, tangible or intangible, wherever located, whether or not any of such assets, properties, privileges, claims and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in the Company's books or financial statements, including without limitation the following:

            (a) all tangible assets and properties owned, used or held for use by the Company, including machinery and equipment, tools, furniture, office equipment, furnishings and fixtures and machinery and equipment under order or construction;

            (b) all inventories, including finished goods, work-in-progress, raw materials, accessories, packaging, manufacturing, administrative and other supplies on hand, goods held for sale or to be furnished under the Contracts and other inventories owned, used or held for use by the Company;

            (c) all billed and unbilled accounts receivable and all notes receivable of the Company;

            (d)  all  credits,  prepaid  expenses,   deferred  charges,  advance
payments, security deposits and deposits owned, used or held for use by the Company;

            (e) all Intellectual Property;

            (f) all Domain Names of the Company, including each of the Domain Names set forth in Schedule 2.5(g) hereto;

            (g)  all  of  the  Company's   websites  and  all  related  property
technologies and other related assets;

            (h) subject to Section 1.7 hereof, and except for the Excluded Contracts, the contracts listed on Schedule 2.16 hereto (the "CONTRACTS");

            (i) subject to Section 1.7 hereof, all franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained by the Company from any Government Authority and all pending applications therefor (the "PERMITS");

            (j) all of the Company's books, records, ledgers, files, documents (including originally executed copies of written contracts, customer and supplier lists (past, present or future), correspondence, memoranda, forms, lists, plats, architectural plans, drawings and specifications, copies of documents evidencing Intellectual Property, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the employees, photographs, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, in each case, whether in hard copy or magnetic format;

            (k) all rights or choses in action arising out of occurrences before or after the Closing Date, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off and other similar contractual rights, as to third parties held by or in favor of the Company; and

            (l) all rights to insurance and condemnation proceeds relating to the damage, destruction, taking or other impairment of the Acquired Assets or the Business.

                  "ACTION" shall mean any actual or threatened action (at law or in equity), suit, arbitration, review, inquiry, proceeding or investigation.

                  "AFFILIATE" (and, with a correlative meaning, "AFFILIATED") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "ASSOCIATE" of a specified Person shall mean (a) a corporation or other organization of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (b) any trust or other estate in which such Person has such a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity and (c) any Relative of such Person who has the same home as such Person.

                  "AVERAGE MARKET PRICE" of Common Stock for any day shall mean the weighted average of the intraday sale prices for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the NASDAQ National Market, "Average Market Price" shall mean the weighted average of the intraday sales prices reported by the NASDAQ as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by Parent for that purpose, or as quoted by the National Quotation Bureau Incorporated. In the event that no such report or quotation is available for such day, the Average Market Price shall be the weighted average of the intraday sales prices for the last trading day for which such a report or quotation is available within the last 30 trading days prior to such day. In the event that no such report or quotation is available within such 30-trading-day period, the board of directors of Parent shall be entitled to determine the Average Market Price on the basis of such reports as it reasonably considers appropriate.

                  "BUSINESS DAY" shall mean a day other than Saturday, Sunday or any other day which commercial banks in New York, New York are authorized or required by law to close.

                  "CHANGE OF CONTROL" shall mean (i) the acquisition by any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934), other than an Affiliate of Parent, of at least 51% of the voting power of Parent, Purchaser or any Affiliate of Parent which operates the Business, as relates to the election of directors, (ii) the sale of all or substantially all of the Acquired Assets, or of a material portion of the Business outside of the ordinary course of business, in each case in one transaction or a series of related transactions or (iii) without the consent of the Shareholders, the combination of the Business with any other operations or business of Parent or any of its Subsidiaries.

                  "CLOSING" shall mean the consummation of the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities as described in Article I.

                  "CLOSING WORKING CAPITAL" shall mean, as of the Closing Date, the current assets of the Company included in Acquired Assets MINUS the current liabilities of the Company included in Assumed Liabilities, in each case determined in accordance with GAAP, applied consistently with the audited financial statements of the Company for the year ended December 31, 2000.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "CONTRACT" shall have the meaning set forth in the definition of "Acquired Assets."

                  "DIVISION NET REVENUE" shall mean the gross sales of the division or Subsidiary of Parent which shall operate the Business after the Closing (excluding, however, any shipping and handling revenues), less markdowns, returns and other allowances and discounts related to sales, all as determined in accordance with GAAP as applied by the Company in preparing its unaudited statement of income and cash flows for the year ended December 31, 2000, on a consistent basis.

                  "DOMAIN NAMES" shall mean computer addresses for a reserved site on the Internet.

                  "EARN-OUT PERIOD" shall mean the period beginning at the Closing and ending on the earliest to occur of (x) payment in full of the Earn-Out Consideration, (y) a Permitted Termination and (z) March 3, 2012.

                  "EMPLOYEES" shall mean all current employees, former employees and retired employees of the Company.

                  "EMPLOYMENT AGREEMENT" shall mean an agreement among Parent, Purchaser and each of the Shareholders, respectively, in the applicable forms attached hereto as Exhibits C-1 and C-2.

                  "ENCUMBRANCES" shall mean mortgages, liens, pledges, encumbrances (legal or equitable), claims, charges, security interests, voting and other restrictions, rights-of-way, easements, options, encroachments and any other similar matters affecting title.

                  "ENVIRONMENTAL LAWS" shall mean all U.S., state and local statutes, codes, regulations, rules, ordinances, policies, decrees, guidelines, guidances, policies, orders or decisions, including the common law, relating to
(a) emissions, discharges, releases or threatened releases of any Hazardous Material into the environment (including ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material, (c) liability for personal injury or property damage arising out of the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling, emission, discharge, release, threatened release, or presence of Hazardous Materials on real property owned, leased or used by the Company, (d) remediation, reclamation or restoration of real property (whether or not owned, leased or used by the Company), and (e) workplace health and safety and protection of employees from workplace hazards.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

                  "ERISA AFFILIATE" shall mean any entity which is treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code.

                  "EXCLUDED ASSETS" shall mean:

            (i) the Purchase Price and all rights of the Company under this Agreement and any claims in respect thereof;

            (ii) duplicate copies of all books and records transferred to Purchaser;

            (iii) any and all contracts, agreements, instruments, written or oral, to which the Company is a party, other than the Contracts;

            (iv) the corporate seals and all of the minute books and stock transfer books of the Company;

            (v) Tax refunds and related rights and claims;

            (vi) cash and cash equivalents; and

            (vii) the personal property described on Schedule A hereto.

                  "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

                  "GOVERNMENT AUTHORITY" shall mean any foreign or United States federal or state (or any subdivision thereof), agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

                  "HSR ACT" shall mean the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and rules and regulations promulgated thereunder.

                  "HAZARDOUS MATERIALS" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, flammable, explosive, toxic, radioactive or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Law; including, by way of example only, petroleum, petroleum products, crude oil or any fraction thereof, urea formaldehyde, PCBs, pesticides, herbicides, asbestos, slag, acids, metals, solvents, and waste water.

                  "INTELLECTUAL PROPERTY" shall mean the Intellectual Property Rights identified in Schedule 2.5 hereto, together with all other Intellectual Property Rights owned, used or held for use by the Company.

                  "INTELLECTUAL PROPERTY RIGHTS" shall mean (i) all patents, copyrights, trademarks, service marks, trade identification, trade dress, trade names, copyrights, formulae, processes, procedures, designs, ideas, strategic and other business plans, research records, inventions, records of inventions, test information, technical information, engineering data, trade secrets, know-how, proprietary information (including without limitation proprietary software algorithms and designs), mask work rights, database rights, publicity rights, privacy rights and other rights of a similar nature for which legal protection, statutory, common law or otherwise, may be obtained, in the United States and/or any other country or jurisdiction together with all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs, specifications, equipment lists, parts lists, descriptions, data, art work, Software, computer programs and source code data related thereto including all current and historical data bases; (ii) all pending applications to register or otherwise obtain legal protection for any of the foregoing; (iii) all rights to make application in the future to register or otherwise obtain legal protection for any of the foregoing; (iv) all rights of priority under national laws and international conventions with respect to any of the foregoing; (v) all continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, reexaminations, or reissues of any of the foregoing and all related applications therefor; (vii) all goodwill associated with any of said trademarks, service marks, trade identification, trade dress and trade names; and (vii) all rights to sue with respect to past and future infringements of any of the foregoing.

                  "IP LICENSE" shall mean any option, license, or agreement of any kind relating to the exercise, use, non-use, registration, enforcement, non-enforcement of or remuneration for any Intellectual Property or Software.

                  "IRS" shall mean the Internal Revenue Service.

                  "KNOWLEDGE", when used with respect to the Company, shall mean the actual and constructive (based on what a reasonable person in the applicable position of the Company should know) knowledge of either Shareholder, Joe Krafka, Bonnie Takhar or Yoyok Gozali.

                  "LAW" or "LAWS" shall mean all  statutes,  codes,  ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

                  "LEGAL EXPENSES" shall mean the fees, costs and expenses of any kind incurred by any Person indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

                  "LEGAL REQUIREMENT" shall mean any Law, statute, ordinance, code, rule, regulation, standard, judgment, decree, writ, ruling, arbitration award, injunction, order or other requirement of any Government Authority.

                  "LICENSE" shall mean any option, license, or agreement of any kind relating to the exercise, use, non-use, registration, enforcement, non-enforcement or remuneration for any Intellectual Property Right or Software.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the (i) business, results of operation or financial condition of the Company, the Business or the Acquired Assets, taken as a whole or (ii) ability of the Company to perform its obligations under this Agreement.

                  "OUTSTANDING IP LICENSE" shall mean any IP License by or to the Company or to which the Company is otherwise a party, or by which the Company or any of its Intellectual Property, Software or other property is subject or bound.

                  "PERMIT" shall have the meaning set forth in the definition of "Acquired Assets."

                  "PERMITTED ASSIGNS" shall mean either or both Shareholders.

                  "PERSON" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, other form of business or legal entity or Government Authority.

                  "PRIME  RATE"  shall  mean  the  rate  of  interest   publicly
announced from time to time by Citibank, N.A., as its prime rate in effect at its principal office in the City of New York.

                  "REGISTRABLE SHARES" shall mean, in each case only as relates to Common Stock acquired hereunder, (i) as of any date between 90 and 199 days following the Closing, 280,568 shares of Common Stock held by the Company or the Shareholders, (ii) as of any date between 180 and 269 days following the Closing, 561,136 shares of Common Stock held by the Company or the Shareholders,
(iii) as of any date between 270 and 364 days following the Closing, 841,704 shares of Common Stock held by the Company or the Shareholders and (iv) as of the first anniversary of the Closing, all shares of Common Stock acquired by the Company pursuant to this Agreement.

                  "RELATIVE" of a Person shall mean such Person's spouse, such Person's parents, sisters, brothers, children and the spouses of the foregoing and any member of the immediate household of such Person.

                  "RETURNS" shall mean all returns, declarations, statements, forms or other documents required to be filed with or supplied to any Taxing Authority.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SECURITIES   ACT  OF  1933"  shall  mean  the  United  States
Securities Act of 1933, as amended, or any successor Law, and regulations and rules issued by the SEC pursuant to that act or any successor Law.

                  "SECURITIES EXCHANGE ACT OF 1934" shall mean the United States Securities Exchange Act of 1934, as amended, or any successor Law, and regulations and rules issued by the SEC pursuant to that act or any successor Law.

                  "SOFTWARE" shall mean source or object code instructions for controlling the operation of a central processing unit or computer, and computer files containing data.

                  "SUBSIDIARY," as it relates to any Person, shall mean any Person of which such Person (a) directly or indirectly through one or more Subsidiaries, beneficially owns capital stock or other equity interests having in the aggregate 50% or more of the total combined voting power, without giving effect to any contingent voting rights, in the election of directors (or Persons fulfilling similar functions or duties) of such owned Person or (b) is a general partner.

                  "TAX" or "TAXES" shall mean (a) all taxes (whether federal, state, county or local), fees, levies, customs duties, assessments or charges of any kind whatsoever, including gross income, net income, gross receipts, profits, windfall profits, sales, use, occupation, value-added, AD VALOREM, transfer, license, franchise, withholding, payroll, employment, excise, estimated, stamp, premium, capital stock, production, net worth, alternative or add-on minimum, environmental, business and occupation, disability, severance, or real or personal property taxes imposed by any Taxing Authority together with any interest, penalties, or additions to tax imposed with respect thereto and
(b) any obligations under any tax sharing, tax allocation, or tax indemnity agreements or arrangements with respect to any Taxes described in clause (a) above.

                  "TAXING AUTHORITY" shall mean any Government Authority having jurisdiction over the assessment, determination, collection, or other imposition of any Tax. "UCC" shall mean the Uniform Commercial Code, as amended, and any successor thereto.

                                                                 SCHEDULE 6.1(B)


                                REQUIRED CONSENTS


Consent of landlord under Agreement of Lease dated December 14, 2000 between 231/249 West 9 Street Associates and Earl Jean, Inc. for the premises located at 231 West 39th Street, Room 303, New York, NY.

Consent of landlord under Lease dated April 1, 2000 between David Adelipour and Joseph Moinian and Earl Jean, Inc. and Benjamin Freiwald for the premises located at 141 1/2 North Larchmont Boulevard, Los Angeles, CA; term expires March 31, 2005.